Filed pursuant to Rule 433 Issuer Free Writing Prospectus dated February 23, 2024 Related to the Registration Statement No. 333-263258

Filed pursuant to Rule 433
Issuer Free Writing Prospectus dated February 23, 2024
Related to the Registration Statement No. 333-263258

MAIN ST
CAPITAL CORPORATION

Investor Presentation

Fourth Quarter – 2023

MAIN ST CAPITAL CORPORATION

Disclaimers

Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of February 23, 2024, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and shareholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the impacts of macroeconomic factors on MAIN and its portfolio companies' business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions "Cautionary Statement Concerning Forward-Looking Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN has filed a registration statement (which includes a prospectus) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future.

MAIN is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. Before you invest in any of MAIN's securities, you should read the registration statement, the prospectus and the applicable prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN's securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication.

The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised consult with their tax, financial, investment and legal advisors.

Corporate Overview and Investment Strategy

4th Quarter – 2023

MAIN is a Principal Investor in Private Debt and Equity

Focus on unique Lower Middle Market debt and equity investment strategy, Asset Management Business and internally managed operating structure differentiates MAIN from other investment firms

Internally-managed Business Development Company (BDC)

- IPO in 2007
- Over $7.2 billion in capital under management[(1)]
  - Over $5.5 billion internally at MAIN[(1)]
  - Over $1.7 billion as the investment adviser to external parties[(1)]

Primarily invests in the under-served Lower Middle Market (LMM)

- Targets companies with revenue between $10 million - $150 million; EBITDA between $3 million - $20 million
- Provides single source solutions, including a combination of first lien, senior secured debt and equity financing

Proprietary debt investments in privately held companies typically owned by private equity sponsors (Private Loans)

- Originated directly by MAIN or through strategic relationships with other investment funds
- First lien, senior secured debt investments
- Companies consistent with size of the companies in MAIN's LMM and Middle Market investment strategies

Debt investments in Middle Market companies

- First lien, senior secured and/or rated debt investments
- Larger companies than LMM investment strategy

Attractive asset management advisory business

Significant management ownership / investment in MAIN

Headquartered in Houston, Texas

(1) Capital under management includes undrawn portion of debt capital as of December 31, 2023

MAIN is a Principal Investor in Private Debt and Equity

MAIN's unique investment strategy, efficient operating structure and conservative capitalization are designed to provide sustainable, long-term growth in recurring monthly dividends, meaningful supplemental quarterly dividends and long-term capital appreciation to our shareholders

Long-term focus on delivering our shareholders sustainable growth in net asset value and recurring dividends per share

Consistent cash dividend yield – dividends paid monthly

- MAIN has never decreased its monthly dividend rate
- 118% increase in monthly dividends from $0.33 per share paid in Q4 2007[2] to declared dividends of $0.72 per share for Q2 2024
- Supplemental dividends, paid or declared, in addition to monthly dividends, of $1.075 per share during the last twelve months[1]

Owns two Small Business Investment Company (SBIC) Funds

- Main Street Mezzanine Fund (2002 vintage) and Main Street Capital III (2016 vintage)
- Provides access to 10-year, low cost, fixed rate U.S. government-backed leverage

Strong capitalization and liquidity position – stable, long-term debt and significant available liquidity to take advantage of opportunities

- Favorable opportunities in capital markets through issuer investment grade rating of BBB-/Stable from Fitch Ratings and BBB-/Stable from Standard & Poor's Global Ratings
- Total SBIC debentures of $350 million, the maximum amount permitted under current U.S. Small Business Administration (SBA) regulations

(1) Includes dividends paid or declared as of February 23, 2024
(2) MAIN's Initial Public Offering, or IPO, occurred in October 2007

MAIN is a Principal Investor in Private Debt and Equity

Focus on LMM equity investments and efficient operating structure differentiates MAIN and provides opportunity for significant total returns for our shareholders

Equity investments in LMM portfolio provide the opportunity to grow net asset value (NAV) per share and generate recurring dividend income and periodic realized gains to support MAIN's dividend growth

- NAV growth of $16.35 per share (or 127%) since 2007
- Cumulative net realized gains from LMM portfolio investments of $75.1 million since MAIN's initial public offering(2)
- Approximately $5.78 per share in cumulative, pre-tax net unrealized appreciation on LMM portfolio at December 31, 2023
- Realized gains provide opportunities for additional returns in excess of net investment income

Internally managed operating structure provides significant operating leverage

- Favorable ratio of total expenses, excluding interest expense, to average total assets of approximately 1.3%(1)
- Greater portion of gross portfolio returns are delivered to our shareholders
- Attractive and growing Asset Management Business benefits MAIN's shareholders
- Significant positive impact to Net Investment Income (NII)
- Alignment of interests between MAIN management and our shareholders

(1) Based upon the year ended December 31, 2023
(2) MAIN's Initial Public Offering, or IPO, occurred in October 2007

MAIN Strategy Produces Differentiated Returns

Enhanced Value Proposition - Three Ways to Win are Better Than One

1. Sustain and Grow Dividends
   - Efficient operating structure provides operating leverage to grow Distributable Net Investment Income (DNII)[1], and dividends paid, as investment portfolio and total investment income grow
   - 118% increase in monthly dividends from $0.33 per share paid in Q4 2007[2] to declared dividends of $0.72 per share for Q2 2024
   - Never decreased regular monthly dividends (including through 2008/2009 recession and 2020/2021 COVID-19 pandemic)
   - Paid or declared $40.555[3] per share in total dividends since IPO[2] at $15.00 per share ($34.815 per share in regular dividends and $5.74 per share in supplemental dividends)[3]
   - Multi-faceted investment strategy supports growth of dividends over various cycles and markets
2. Meaningfully Grow Net Asset Value (NAV) Per Share
   - $12.85 at December 31, 2007[2] to $29.20 at December 31, 2023 – 127% growth; CAGR of 5.3%
   - Represents incremental economic return to investors beyond dividends
   - MAIN's debt-focused peers (which comprises most BDCs) have not been able to generate NAV per share growth through the cycles
   - Unrealized appreciation is a good proxy for future dividend growth without the need for additional capital through growing portfolio dividend income and periodic harvesting of realized gains from equity investments
   - Ability to grow NAV per share provides opportunity for MAIN stock share price appreciation and additional shareholder returns
3. Supplement Growth in DNII[1] with Periodic Realized Gains
   - LMM equity component of investment strategy provides opportunity for meaningful realized gains (analogous to PIK income on debt investments from cash flow perspective, but more tax efficient and without cap on upside)
   - Realized gains validate the quality of MAIN's unrealized appreciation on its LMM equity investments
   - Realized gains can be retained for future reinvestment due to MAIN's unique tax structure or paid to shareholders as dividends

(1) See reconciliation of DNII per share to Net Investment Income per share on page 38 and Non-GAAP Information disclosures on page 48 of this presentation
(2) MAIN's Initial Public Offering, or IPO, occurred in October 2007
(3) Includes dividends paid or declared as of February 23, 2024

MAIN ST CAPITAL CORPORATION

Historical Monthly Dividends, NAV and DNII[(1)] Per Share

MAIN's unique focus on equity investments in the LMM provides the opportunity for significant NAV per share growth

MAIN's efficient operating structure provides significant operating leverage, greater dividends and greater overall returns for our shareholders



DNII and Dividends Per Share
$1.20
$1.10
$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
Recessionary Period
COVID Pandemic Period
$30.00
$28.00
$26.00
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
NAV Per Share
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024
Monthly Dividends(2) DNII per share(1) NAV per share

- In addition to the monthly dividends above, $5.74 per share of supplemental dividends have been paid or declared since 2007 IPO[(2)]
- Annual return on equity averaging 13.7% from 2010 through the fourth quarter of 2023

(1) See reconciliation of DNII per share to Net Investment Income per share on page 38 and Non-GAAP Information disclosures on page 48 of this presentation
(2) Includes dividends paid or declared as of February 23, 2024

LMM Investment Strategy

LMM investment strategy differentiates MAIN from its competitors and provides attractive risk-adjusted returns

MAIN's permanent capital structure as a publicly traded investment firm allows MAIN to maintain a long-term to permanent expected holding period for its LMM investments, providing significant benefits to both MAIN and our LMM portfolio companies

Investment Objectives

- High cash yield from secured debt investments (12.7% weighted-average cash coupon as of December 31, 2023); plus
- Dividend income, fair value appreciation and periodic capital gains from equity investments

Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity

Focus on self-sponsored, "one stop" financing opportunities

- Partner with business owners, management teams and entrepreneurs
- Provide highly customized financing solutions
- Recapitalization, buyout, growth and acquisition capital
- Extensive network of grass roots referral sources
- Strong and growing "Main Street" brand recognition / reputation

Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns

Unique LMM strategy, combined with MAIN's perpetual capital structure and goal to be long-term partners, results in a highly diversified and high-quality investment portfolio

LMM Investment Opportunity

MAIN targets LMM investments in established, profitable companies

Characteristics of LMM provide beneficial risk-reward investment opportunities

Large and critical portion of U.S. economy

- 195,000+ domestic LMM businesses(1)

LMM is under-served from a capital perspective and less competitive

Inefficient asset class generates pricing inefficiencies

- Typical entry enterprise values between 4.5X – 6.5X EBITDA
- Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment

Partner relationship with the management teams of our portfolio companies vs a "commoditized vendor of capital"

(1) Source: U.S. Census 2017 – U.S. Data Table by Enterprise Receipt Size; 2017 County Business Patterns and 2017 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

Private Loan Investment Strategy

Private Loan portfolio investments are primarily debt investments in privately held companies which have primarily been originated directly by MAIN or to a lesser extent through strategic relationships with other credit funds on a collaborative basis (often referred to in the debt markets as "club deals" because of the small lender group size)

MAIN's Private Loan investments are typically made to a company owned by or being acquired by a private equity sponsor

Investment Objectives

- Access proprietary investments with attractive risk-adjusted return characteristics
- Generate cash yield to support MAIN monthly dividend

Investment Characteristics

- Investments in companies that are consistent with the size of companies in our LMM and Middle Market strategies
- Proprietary investments originated directly by MAIN or through strategic relationships with other investment funds on a collaborative basis
- Current Private Loan portfolio companies have weighted-average EBITDA of approximately $27.2 million[(1)]

Investments in secured debt investments

- First lien, senior secured debt investments
- Floating rate debt investments

9% – 14% targeted gross yields

- Weighted-average effective yield of 12.9%[(2)]
- Net returns positively impacted by lower overhead requirements and modest use of leverage
- Floating rate debt investments provide matching with MAIN's floating rate Credit Facilities[(3)]

(1) This calculation excludes two Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies
(2) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status
(3) The defined term and additional details for the Credit Facilities are included on page 42

Middle Market Debt Investment Strategy

MAIN maintains a portfolio of debt investments in Middle Market companies

Investment Objective

- Generate cash yield to support MAIN monthly dividend

Investments in secured and/or rated debt investments

- First lien, senior secured debt investments
- Floating rate debt investments

Larger companies than the LMM investment strategy

- Current Middle Market portfolio companies have weighted-average EBITDA of approximately $64.2 million

Large and critical portion of U.S. economy

- 220,000+ domestic Middle Market businesses(1)

More relative liquidity than LMM and Private Loan investments

8% – 13% targeted gross yields

- Weighted-average effective yield of 12.5%(2)
- Net returns positively impacted by lower overhead requirements and modest use of leverage
- Floating rate debt investments provide matching with MAIN's floating rate Credit Facilities(3)

(1) Source: U.S. Census 2017 – U.S. Data Table by Enterprise Receipt Size; 2017 County Business Patterns and 2017 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $1,000,000,000

(2) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

(3) The defined term and additional details for the Credit Facilities are included on page 42

Asset Management Business

MAIN's Asset Management Business represents additional income diversification and the opportunity for greater shareholder returns

MAIN's internally managed operating structure provides MAIN's shareholders the benefits of this Asset Management Business

Growth of Asset Management Business is increasingly driven by MAIN's Private Loan investment strategy

MAIN(1) is the investment adviser to several third party clients in its Asset Management Business

MAIN(1) is the investment adviser to and administrator of MSC Income Fund, Inc. (MSIF), a non-listed BDC

- MAIN(1) provides asset management services, including sourcing, diligence and post-investment monitoring
- MAIN(1) receives management fees and incentive fees
  - Base management fee of 1.75% of total assets
  - Incentive fees – 20% of net investment income above a hurdle rate and 20% of net realized capital gains

MAIN(1) is the investment adviser and administrator to two private funds and a separately managed account with the investment strategies for these clients solely focused on MAIN's Private Loan investment strategy

Benefits to MAIN

- Highly predictable source of recurring base management fee income, with opportunity for upside through incentive fees
- No significant increases to MAIN's operating costs to provide services (utilize existing infrastructure and investment capabilities and leverage fixed costs)
- Monetizing the value of MAIN franchise
- Significant positive impact on MAIN's financial results
  - $9.2 million contribution to net investment income in the fourth quarter of 2023(2)
  - $33.4 million contribution to net investment income in the year ended December 31, 2023(2)
  - $22.3 million contribution to net investment income in the year ended December 31, 2022(2)
  - $144.6 million of cumulative unrealized appreciation as of December 31, 2023

(1) Through MSC Adviser I, LLC (the External Investment Manager), MAIN's wholly-owned unconsolidated subsidiary

(2) Contribution to Net Investment Income includes (a) dividend income received by MAIN from the External Investment Manager and (b) operating expenses allocated from MAIN to the External Investment Manager

MAIN Regulatory Framework

Highly regulated structure provides significant advantages and protections to our shareholders, including investment transparency, tax efficiency and beneficial leverage

Operates as a Business Development Company

- Regulated by Securities and Exchange Commission - 1940 Act
- Publicly-traded, private investment company

Regulated Investment Company (RIC) tax structure

- Eliminates corporate level income tax
- Efficient tax structure providing high yield to investors
- Passes through qualified dividends and capital gains to investors

Small Business Investment Company (SBIC) subsidiaries

- Regulated by the SBA
- Access to low cost, fixed rate, long-term leverage guaranteed by the U.S. government
- Total SBIC debenture regulatory financing capacity of $350.0 million
- Total outstanding leverage of $350.0 million through two wholly owned SBIC funds
- MAIN is a previous SBIC of the Year Award recipient

MAIN ST
CAPITAL CORPORATION

MAIN Corporate Structure – Internally Managed

"Internally managed" structure means no external management fees or expenses are paid, providing operating leverage to MAIN's business; MAIN targets total operating and administrative costs at or less than 2% of assets

Main Street Capital Corporation (BDC/RIC)

Assets: ~$3.8 billion
Credit Facilities: $360 million ($1.4 billion capacity)[1][2]
Notes: ~$1.1 billion[3]

Main Street Mezzanine Fund, LP (2002 vintage SBIC)

Assets: ~$292 million
SBIC Debt: $175 million outstanding

Main Street Capital III, LP (2016 vintage SBIC)

Assets: ~$313 million
SBIC Debt: $175 million outstanding

(1) The defined term and additional details for the Credit Facilities are included on page 42

(2) As of December 31, 2023, MAIN's Credit Facilities had $1.4 billion in total commitments; MAIN's Credit Facilities include accordion features which could increase total commitments up to $1.8 billion

(3) Includes $500.0 million of July 2026 Notes, $450.0 million of May 2024 Notes and $150.0 million of December 2025 Notes; In January 2024, MAIN issued $350.0 million of 6.95% unsecured notes maturing in March 2029 and utilized the proceeds to repay outstanding borrowings under its Credit Facilities

MAIN Executive Management Team

Dwayne Hyzak[1][2] **CEO**	• Co-founded MAIN; Joined Main Street group in 2002; affiliated with Main Street group since 1999 • Director of Acquisitions & Integration with Quanta Services (NYSE: PWR) • Manager with a Big 5 Accounting Firm's audit and transaction services groups
David Magdol[1][2] **President and CIO[3]**	• Co-founded MAIN; Joined Main Street group in 2002 • Vice President in Lazard Freres Investment Banking Division • Vice President of McMullen Group (John J. McMullen's Family Office)
Jesse Morris[1] **CFO, COO, EVP**	• Joined MAIN in 2019 • Executive Vice President with Quanta Services (NYSE: PWR) • Vice President and CFO Foodservice Operations with Sysco Corporation (NYSE: SYY) • Manager with a Big 5 Accounting Firm
Jason Beauvais; JD[1] **EVP, GC, CCO[4] and Secretary**	• Joined MAIN in 2008 • Attorney for Occidental Petroleum Corporation (NYSE: OXY) • Associate in the corporate and securities section at Baker Botts LLP

(1) Member of MAIN Executive Committee
(2) Member of MAIN Investment Committee; Vince Foster, MAIN's Chairman of the Board, is also a member of MAIN's Investment Committee
(3) Chief Investment Officer
(4) Chief Compliance Officer

Monthly Dividends Per Share – Sustainable Growth

Recurring monthly dividend has never been decreased and has grown meaningfully (118%) since IPO[(1)]

Based upon the current annualized monthly dividends declared for the second quarter of 2024, the annual effective yield on MAIN's stock is 6.4%[(2)]

Based upon the current annualized total monthly dividends and supplemental dividend declared for the first quarter of 2024, the annual effective yield on MAIN's stock is 9.1%[(3)]

MAIN has also paid or declared supplemental dividends of $5.74[(4)] per share since IPO[(1)]

Cumulative dividends paid or declared, including supplemental dividends, since IPO[(1)] (at $15.00 per share) through second quarter of 2024 equal $40.555 per share[(4)]

Trailing Twelve Months Monthly Dividends Per Share



$2.90
$2.70
$2.50
$2.30
$2.10
$1.90
$1.70
$1.50
$1.30
$1.10
Recessionary Period
COVID Pandemic Period
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Monthly Dividends (3)

(1) Initial Public Offering, or IPO, in October 2007

(2) As of and based upon the closing market price on February 21, 2024 of $44.88 per share and the annualized most recently declared monthly dividends

(3) Based upon the closing market price on February 21, 2024 of $44.88 per share and the annualized monthly dividends and supplemental dividend declared for the first quarter of 2024

(4) Based upon dividends which have been paid or declared as of February 23, 2024

Total Dividends per Share - Significant Incremental Value to Shareholders

MAIN's dividend policy includes an expectation for consistent annual growth of its monthly dividends and meaningful coverage of such monthly dividends with recurring Distributable Net Investment Income (DNII)(3)

MAIN's dividend policy includes an expectation for meaningful supplemental dividends to the extent DNII(3) significantly exceeds the monthly dividends

MAIN's dividend policy is intended to provide MAIN's shareholders significant comfort regarding the recurring nature of MAIN's monthly dividends and visibility to additional significant value through MAIN's supplemental dividends

Trailing Twelve Months Total Dividends Per Share



$3.90
$3.70
$3.50
$3.30
$3.10
$2.90
$2.70
$2.50
$2.30
$2.10
$1.90
$1.70
$1.50
$1.30
$1.10
Recessionary Period
COVID Pandemic Period
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024
Monthly Dividends(1)
Supplemental Dividends(2)

(1) Includes dividends which have been paid or declared for payment on or before March 31, 2024; in February 2024 we also declared regular monthly dividends of $0.72 per share for Q2 2024

(2) Includes supplemental dividends which have been declared as of February 23, 2024

(3) See reconciliation of DNII per share to Net Investment Income per share on page 38 and Non-GAAP Information disclosures on page 48 of this presentation

Investment Portfolio

4th Quarter – 2023

Total Investment Portfolio

Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and shareholder dividends

Includes complementary LMM debt and equity investments, Private Loan debt investments and Middle Market debt investments

Total investment portfolio at fair value consists of approximately 53% LMM / 34% Private Loan / 6% Middle Market / 7% Other Portfolio[(1)] investments

190 LMM, Private Loan and Middle Market portfolio companies

- Average investment size of $18.7 million[(2)]
- Largest individual portfolio company represents 3.7%[(3)] of total investment income and 3.5% of total portfolio fair value (most investments are less than 1% of income and fair value)
- Non-accrual investments represent 0.6% of the total investment portfolio at fair value and 2.3% at cost
- Weighted-average effective yield of 12.9%[(4)]

Significant diversification

- Issuer
- Industry
- Transaction type
- Geography
- End markets
- Vintage

(1) Other Portfolio also includes the External Investment Manager as described in MAIN's filings with the Securities and Exchange Commission (the SEC)
(2) As of December 31, 2023; based on cost
(3) Based upon total investment income for the year ended December 31, 2023
(4) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

MAIN ST CAPITAL CORPORATION

Total Portfolio by Industry (as a Percentage of Cost)(1)



- Machinery, 8%
- Professional Services, 6%
- IT Services, 5%
- Diversified Consumer Services, 5%
- Distributors, 4%
- Textiles, Apparel & Luxury Goods, 3%
- Tobacco, 3%
- Energy Equipment & Services, 3%
- Media, 2%
- Software, 2%
- Diversified Financial Services, 2%
- Auto Components, 2%
- Food & Staples Retailing, 2%
- Health Care Equipment & Supplies, 1%
- Communications Equipment, 1%
- Chemicals, 1%
- Other, 1%
- Internet Software & Services, 8%
- Health Care Providers & Services, 5%
- Construction & Engineering, 5%
- Commercial Services & Supplies, 5%
- Containers & Packaging, 4%
- Leisure Equipment & Products, 3%
- Aerospace & Defense, 3%
- Computers & Peripherals, 3%
- Specialty Retail, 2%
- Building Products, 2%
- Electrical Equipment, 2%
- Food Products, 2%
- Electronic Equipment, Instruments & Components, 2%
- Internet & Catalog Retail, 1%
- Hotels, Restaurants & Leisure, 1%
- Household Products, 1%

(1) Excluding MAIN's Other Portfolio investments and the External Investment Manager, each as described in MAIN's filings with the SEC, which in aggregate represent approximately 5% of the total portfolio

MAIN ST CAPITAL CORPORATION

Diversified Total Portfolio (as a Percentage of Cost)[(1)]

Invested Capital by Transaction Type


LBO/MBO
40%
43%
13%
4%
Acquisition
Growth Capital
Recapitalization/
Refinancing

Invested Capital by Geography[(2)]


26%
17%
23%
20%
14%

(1) Excluding MAIN's Other Portfolio investments and the External Investment Manager, each as described in MAIN's filings with the SEC, which in aggregate represent approximately 5% of the total portfolio

(2) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which in aggregate represent approximately 2% of the total portfolio

LMM Investment Portfolio

LMM investment portfolio consists of a diversified mix of secured debt and lower cost basis equity investments

MAIN's long-term to permanent expected holding period for its LMM investments enhances the diversity and quality of its LMM investment portfolio

80 portfolio companies / $2.3 billion in fair value

- 53% of total investment portfolio at fair value

Debt yielding 13.0%[(1)] (72% of LMM portfolio at cost)

- 99% of debt investments have first lien position
- 72% of debt investments earn fixed-rate interest
- Approximately 870 basis point net cash interest margin vs "matched" fixed interest rate on SBIC debentures and Notes Payable

Equity ownership in all LMM portfolio companies representing a 40% average ownership position (28% of LMM portfolio at cost)

- Lower entry multiple valuations, lower cost basis
- Opportunity for dividend income, fair value appreciation and periodic capital gains
- 59% of LMM companies[(2)] with direct equity investment are currently paying dividends
- Fair value appreciation of equity investments supports Net Asset Value per share growth
- $490.1 million, or $5.78 per share, of cumulative pre-tax net unrealized appreciation at December 31, 2023

(1) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

(2) Includes the LMM companies that (a) MAIN has a direct equity investment and (b) are flow-through entities for tax purposes; based upon dividend income for the year ended December 31, 2023

LMM Investment Portfolio

LMM investment portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics

MAIN's long-term to permanent expected holding period for its LMM investments significantly enhances the quality of MAIN's LMM investment portfolio and drives significant fair value appreciation

Median LMM portfolio credit statistics[1]:

- Senior leverage of 2.6x EBITDA through MAIN's debt position
- 2.5x EBITDA to senior interest coverage
- Total leverage of 2.7x EBITDA including debt junior in priority to MAIN
- Free cash flow de-leveraging improves credit metrics and increases equity appreciation

Average investment size of $28.4 million at fair value or $22.3 million on a cost basis (less than 1% of total investment portfolio)

Opportunistic, selective posture toward new investment activity over the economic cycle

High quality, seasoned LMM portfolio

- MAIN has been invested in 28% (22 different companies) of its LMM portfolio companies for greater than 10 years (representing 8% of total costs basis and 12% of total fair value)
- Total LMM portfolio investments at fair value equals 128% of cost
- Equity component of LMM portfolio at fair value equals 201% of cost
- Significant portion of LMM portfolio companies have de-leveraged and a majority have experienced equity appreciation
  - 46 LMM portfolio companies with unrealized appreciation on equity investments
  - Net unrealized appreciation on LMM Equity investments of $503.7 million

(1) These credit statistics exclude portfolio companies on non-accrual and four companies for which EBITDA is not a meaningful metric

MAIN ST
CAPITAL CORPORATION

LMM Portfolio by Industry (as a Percentage of Cost)


Machinery, 12%
Construction & Engineering, 7%
Containers & Packaging, 6%
Professional Services, 5%
Computers & Peripherals, 4%
Leisure Equipment & Products, 4%
Auto Components, 3%
Energy Equipment & Services, 3%
Internet Software & Services, 2%
Internet & Catalog Retail, 2%
Specialty Retail, 2%
Hotels, Restaurants & Leisure, 2%
Household Products, 1%
Other, 5%
IT Services, 7%
Tobacco, 6%
Textiles, Apparel & Luxury Goods, 5%
Diversified Consumer Services, 4%
Software, 4%
Health Care Providers & Services, 3%
Electronic Equipment, Instruments & Components, 3%
Food Products, 2%
Media, 2%
Distributors, 2%
Health Care Equipment & Supplies, 2%
Household Durables, 1%
Building Products, 1%

MAIN ST CAPITAL CORPORATION

Diversified LMM Portfolio (as a Percentage of Cost)

Invested Capital by Transaction Type


LBO/MBO
30%
Recapitalization/ Refinancing
59%
7%
4%
Acquisition
Growth Capital

Invested Capital by Geography(1)


23%
25%
16%
25%
11%

(1) Based upon portfolio company headquarters

LMM Portfolio Attributes Reflect Investment Strategy

High yielding secured debt investments coupled with significant equity participation = Attractive risk-adjusted returns

Weighted-Average Effective Yield on Debt Investments = 13.0%[(1)]

Average Fully Diluted Equity Ownership = 40%

Security Position on Debt Capital as a Percentage of Cost



1st Lien
2nd Lien/ Other
1%
99%

Fully Diluted Equity Ownership %



50.0% and greater
32%
1.0% - 24.9%
29%
39%
25.0% - 49.9%

(1) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

Term and Total Interest Coupon of Existing LMM Debt Investments

Original Term[(1)]



< 5 years
7%
7%
> 5 years
86%
5 years

Total Interest Coupon[(2)]



Floating Interest Rate (Wtd. Avg. of 13.9%)(3)
15% Current Interest
2%
8%
14% Current Interest
28%
13% Current Interest
25%
4%
<10% Current Interest
3%
10% Current Interest
30%
12% Current Interest

Debt Investments generally have a 5-Year Original Term and ~3.1 Year Weighted-Average Remaining Duration; Weighted-Average Effective Yield of 13.0%[(4)] on Debt Portfolio

(1) Original terms can be extended if the portfolio company's objectives and performance align with MAIN's long-term to permanent holding period expectations, often providing significant growth and longer tenure to MAIN's debt investments
(2) Interest coupon excludes amortization of deferred upfront fees, original issue discount, exit fees and any debt investments on non-accrual status
(3) Floating interest rates generally include contractual minimum "floor" rates; interest rate of 13.9% is based on weighted-average principal balance of floating rate debt investments as of December 31, 2023
(4) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

MAIN ST CAPITAL CORPORATION

Private Loan Investment Portfolio

Private Loan investment portfolio provides a diversified mix of investments and sources of income to complement the LMM investment portfolio

87 investments / $1.5 billion in fair value
- 34% of total investment portfolio at fair value

Average investment size of $16.9 million[1] (less than 1% of total portfolio)

Investments in secured debt instruments
- 95%[1] of Private Loan portfolio is secured debt
- 100%[1] of Private Loan debt portfolio is first lien term debt

Debt yielding 12.9%[2]
- 96%[1] of Private Loan debt investments bear interest at floating rates[3], providing matching with MAIN's floating rate Credit Facilities[4]
- Over 425 basis point effective interest margin vs "matched" floating rate on MAIN's Credit Facilities[4]

(1) As of December 31, 2023; based on cost
(2) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status
(3) Over 99% of floating interest rates on Private Loan debt investments are subject to contractual minimum "floor" rates
(4) The defined term and additional details for the Credit Facilities are included on page 42

Middle Market Investment Portfolio

Middle Market investment portfolio provides a diversified mix of investments and diverse sources of income to complement the LMM investment portfolio and represents a potential source of liquidity for MAIN's future investment activities

23 investments / $243.7 million in fair value

- 6% of total investment portfolio at fair value

Average investment size of $12.8 million[1] (less than 1% of total portfolio)

Investments in secured and/or rated debt investments

- 91%[1] of Middle Market portfolio is secured debt
- 99%[1] of Middle Market debt portfolio is first lien term debt

Debt yielding 12.5%[2]

- 85%[1] of Middle Market debt investments bear interest at floating rates[3], providing matching with MAIN's floating rate Credit Facilities[4]
- Approximately 400 basis point effective interest margin vs "matched" floating rate on MAIN's Credit Facilities[4]

(1) As of December 31, 2023; based on cost
(2) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status
(3) 87% of floating interest rates on Middle Market debt investments are subject to contractual minimum "floor" rates
(4) The defined term and additional details for the Credit Facilities are included on page 42

Private Loan & Middle Market Portfolios by Industry (as a Percentage of Cost)


Internet Software & Services, 13%
Commercial Services & Supplies, 9%
Health Care Providers & Services, 8%
Professional Services, 7%
Distributors, 6%
Aerospace & Defense, 6%
Diversified Consumer Services, 5%
IT Services, 4%
Construction & Engineering, 3%
Machinery, 3%
Food & Staples Retailing, 3%
Energy Equipment & Services, 3%
Leisure Equipment & Products, 3%
Diversified Financial Services, 3%
Media, 3%
Communications Equipment, 2%
Building Products, 2%
Electrical Equipment, 2%
Containers & Packaging, 2%
Specialty Retail, 2%
Chemicals, 2%
Pharmaceuticals, 2%
Life Sciences Tools & Services, 1%
Computers & Peripherals, 1%
Textiles, Apparel & Luxury Goods, 1%
Other, 4%

Diversified Private Loan & Middle Market Investments (as a Percentage of Cost)

Invested Capital by Transaction Type



LBO/MBO
50%
Recapitalization / Refinancing
26%
4%
20%
Acquisition
Growth Capital

Invested Capital by Geography[1]



30%
9%
30%
16%
15%

(1) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which in aggregate represent approximately 4% of the combined Private Loan and Middle Market portfolios

Financial Overview

4th Quarter – 2023

MAIN Financial Performance

Total Investment Income ($ in millions)



Year over Year Change
4%
(9)%
30%
30%
33%
$520.0
$480.0
$440.0
$400.0
$360.0
$320.0
$280.0
$240.0
$200.0
$160.0
$120.0
$80.0
$40.0
$0.0
$233.4
$243.4
$222.6
$289.0
$376.9
$500.4
2018
2019
2020
2021
2022
2023

Distributable Net Investment Income[1] ($ in millions)



Year over Year Change
2%
(11)%
30%
32%
39%
$375.0
$350.0
$325.0
$300.0
$275.0
$250.0
$225.0
$200.0
$175.0
$150.0
$125.0
$100.0
$75.0
$50.0
$25.0
$0.0
$165.6
$168.3
$149.6
$194.7
$257.5
$356.8
2018
2019
2020
2021
2022
2023

(1) See reconciliation of DNII to Net Investment Income on page 38 and Non-GAAP Information disclosures on page 48 of this presentation

Long-Term Portfolio and DNII[(1)] Per Share Growth

MAIN has consistently grown portfolio investments and DNII per share

($ in millions, except per share data)



Portfolio Investments(2)
DNII per share(1)
$4,800
$4,400
$4,000
$3,600
$3,200
$2,800
$2,400
$2,000
$1,600
$1,200
$800
$400
$0
$4.80
$4.40
$4.00
$3.60
$3.20
$2.80
$2.40
$2.00
$1.60
$1.20
$0.80
$0.40
$0.00
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023
$106 $127 $159 $408 $658 $924 $1,286 $1,563 $1,800 $1,997 $2,171 $2,454 $2,602 $2,685 $3,562 $4,102 $4,286
$0.76 $1.19 $1.02 $1.25 $1.77 $2.09 $2.17 $2.29 $2.31 $2.39 $2.57 $2.75 $2.67 $2.28 $2.82 $3.46 $4.36
Portfolio Investments
DNII per Share(1)

(1) See reconciliation of DNII per share to Net Investment Income per share on page 38 and Non-GAAP Information disclosures on page 48 of this presentation
(2) Based on fair value at the end of the period

Efficient and Leverageable Operating Structure

MAIN's internally managed operating structure provides significant operating leverage and greater returns for our shareholders

"Internally managed" structure means no external management fees or expenses are paid

Alignment of interest between management and investors

- Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises
- 100% of MAIN's management efforts and activities are for the benefit of MAIN investors

MAIN targets total operating expenses(1) as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2%

- Long-term actual results have significantly outperformed target
- An industry leading position in cost efficiency, with an Operating Expense to Assets Ratio of 1.3%(2)

Significant portion of total operating expenses(1) are non-cash

- Non-cash compensation expenses(3) were 30.2%(2) of total operating expenses (1)
- Operating Expense to Assets Ratio of 0.9%(2) excluding non-cash compensation expenses(3)

(1) Total expenses excluding interest expense
(2) Based upon the year ended December 31, 2023
(3) See calculation of non-cash compensation expenses on page 38 and non-GAAP information disclosures on page 48 of this presentation

MAIN Maintains a Significant Operating Cost Advantage



Operating Expenses(1) as a Percentage of Total Assets
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
MAIN (2)
MAIN Excl. Non-cash Comp Exp (3)(4)
Other BDCs (5)(6)
Other BDCs Excl. Non-cash Comp Exp (5)(7)
Commercial Banks (8)

(1) Total expenses excluding interest expense
(2) Based upon the year ended December 31, 2023
(3) Based upon the year ended December 31, 2023, excluding non-cash compensation expenses
(4) See calculation of non-cash compensation expenses on page 38 and non-GAAP information disclosures on page 48 of this presentation
(5) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC filings as of December 31, 2022; specifically includes: ARCC, BBDC, BCSF, BKCC, CCAP, CGBD, CSWC, FDUS, FSK, GAIN, GBDC, GLAD, GSBD, HRZN, HTGC, MFIC, MRCC, NMFC, OBDC, OCSL, OFS, PFLT, PNNT, PSEC, PTMN, SAR, SCM, SLRC, TCPC, TPVG, TSLX and WHF
(6) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended September 30, 2023 as derived from each company's SEC filings, including non-cash compensation expenses
(7) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended September 30, 2023 as derived from each company's SEC filings, excluding non-cash compensation expenses
(8) Source: SNL Financial; calculation represents the average for the trailing twelve-month period ended September 30, 2023 and includes commercial banks with a market capitalization between $500 million and $3 billion

MAIN ST CAPITAL CORPORATION

MAIN Income Statement Summary

($ in 000's), except per share amounts	Q4 22	Q1 23	Q2 23	Q3 23	Q4 23	Q4 23 vs. Q4 22 Change[1]
Total Investment Income	$ 113,876	$ 120,254	$ 127,583	$ 123,237	**$ 129,309**	**14%**
Expenses:						
Interest Expense	(23,060)	(24,997)	(26,754)	(26,414)	**(24,410)**	**(6)%**
G&A Expense[2]	(10,812)	(9,814)	(10,501)	(10,652)	**(10,053)**	**7%**
Distributable Net Investment Income (DNII)[2][3]	80,004	85,443	90,328	86,171	**94,846**	**19%**
DNII Margin %	70.3%	71.1%	70.8%	69.9%	**73.3%**	**309 bps** [4]
Non-Cash Compensation Expenses[3]						
Share-based Compensation Expense	(3,598)	(4,100)	(4,087)	(4,164)	**(4,169)**	**(16)%**
Deferred Compensation (Expense) Benefit	(466)	(376)	(513)	172	**(533)**	**NM**
Total Non-Cash Compensation Expenses[3]	(4,064)	(4,476)	(4,600)	(3,992)	**(4,702)**	**(16)%**
Net Investment Income (NII)	75,940	80,967	85,728	82,179	**90,144**	**19%**
Net Realized Gain (Loss)	(8,515)	(28,379)	(75,506)	664	**(17,284)**	**NM**
Net Unrealized Appreciation	44,738	35,118	104,941	27,011	**65,507**	**NM**
Income Tax (Provision) Benefit	(5,848)	(8,114)	(8,647)	(6,593)	**711**	**NM**
Net Increase in Net Assets	$ 106,315	$ 79,592	$ 106,516	$ 103,261	**$ 139,078**	**31%**
NII Per Share	$ 0.98	$ 1.02	$ 1.06	$ 0.99	**$ 1.07**	**9%**
DNII Per Share[3]	$ 1.03	$ 1.07	$ 1.12	$ 1.04	**$ 1.12**	**9%**

(1) Positive percentage represents an increase and negative percentage represents a decrease to the Net Increase (Decrease) in Net Assets
(2) Excludes non-cash compensation expenses
(3) See Non-GAAP Information disclosures on page 48 of this presentation
(4) Change in DNII Margin is based upon the basis point difference (increase/(decrease))
NM – Not Measurable / Not Meaningful

MAIN ST CAPITAL CORPORATION

MAIN Per Share Change in Net Asset Value (NAV)

($ per share)	Q4 22	Q1 23	Q2 23	Q3 23	Q4 23
Beginning NAV	$ 25.94	$ 26.86	$ 27.23	$ 27.69	$ 28.33
Distributable Net Investment Income[(1)]	1.03	1.07	1.12	1.04	1.12
Non-Cash Compensation Expenses[(1)]	(0.05)	(0.05)	(0.06)	(0.05)	(0.06)
Net Realized Gain (Loss)	(0.12)	(0.36)	(0.94)	0.01	(0.20)
Net Unrealized Appreciation	0.60	0.44	1.31	0.33	0.78
Income Tax (Provision) Benefit	(0.07)	(0.10)	(0.11)	(0.08)	0.02
Net Increase in Net Assets	1.39	1.00	1.32	1.25	1.66
Regular Monthly Dividends to Shareholders	(0.66)	(0.675)	(0.675)	(0.69)	(0.705)
Supplemental Dividends to Shareholders	(0.10)	(0.175)	(0.225)	(0.275)	(0.275)
Accretive Impact of Stock Offerings[(2)]	0.20	0.18	0.18	0.32	0.11
Other[(3)]	0.09	0.04	(0.14)	0.03	0.08
Ending NAV	$ 26.86	$ 27.23	$ 27.69	$ 28.33	$ 29.20
Weighted Average Shares	77,802,377	79,552,200	80,807,861	82,921,764	84,443,301

Certain fluctuations in per share amounts are due to rounding differences between quarters.

(1) See reconciliation of non-cash compensation expenses and DNII per share to Net Investment Income per share on page 38 and Non-GAAP Information disclosures on page 48 of this presentation

(2) Includes accretive impact of shares issued through the Dividend Reinvestment Plan (DRIP) and the At-the-Market (ATM) equity issuance program

(3) Includes differences in weighted-average shares utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes

MAIN Balance Sheet Summary

($ in 000's, except per share amounts)		Q4 22		Q1 23		Q2 23		Q3 23		Q4 23
LMM Portfolio Investments	$	2,060,459	$	2,112,619	$	2,170,226	$	2,190,371	$	2,273,000
Private Loan Investments		1,471,466		1,491,395		1,499,310		1,543,958		1,453,549
Middle Market Portfolio Investments		329,119		306,243		295,853		290,613		243,695
Other Portfolio Investments		116,299		116,067		111,184		123,649		141,964
External Investment Manager		122,930		132,650		133,970		146,131		174,063
Short-term Investments		1,904		1,943		—		—		—
Cash and Cash Equivalents		49,121		39,752		70,886		77,047		60,083
Other Assets		90,587		92,586		138,809		95,991		97,216
Total Assets	$	4,241,885	$	4,293,255	$	4,420,238	$	4,467,760	$	4,443,570
Credit Facilities[1]	$	607,000	$	564,000	$	580,000	$	493,000	$	360,000
SBIC Debentures		343,914		328,206		343,943		344,239		344,535
Notes Payable[2]		1,048,188		1,097,435		1,097,559		1,097,683		1,097,809
Other Liabilities		134,197		130,692		143,788		162,031		163,827
Net Asset Value (NAV)		2,108,586		2,172,922		2,254,948		2,370,807		2,477,399
Total Liabilities and Net Assets	$	4,241,885	$	4,293,255	$	4,420,238	$	4,467,760	$	4,443,570
Total Portfolio Fair Value as % of Cost		109 %		110 %		113 %		113 %		115 %
Common Stock Price Data:										
High Close	$	39.50	$	42.49	$	41.17	$	42.73	$	43.80
Low Close		32.57		36.87		38.10		39.61		37.87
Quarter End Close		36.95		39.46		40.03		40.63		43.23

(1) The defined term and additional details for the Credit Facilities are included on page 42
(2) Includes $500.0 million of July 2026 Notes, $450.0 million of May 2024 Notes and $150.0 million of December 2025 Notes ($100.0 million issued in Q4 2022 and $50.0 million issued in Q1 2023); In January 2024, MAIN issued $350.0 million of 6.95% unsecured notes maturing in March 2029 and utilized the proceeds to repay outstanding borrowings under its Credit Facilities

MAIN ST CAPITAL CORPORATION

MAIN Liquidity and Capitalization

($ in 000's)	Q4 22	Q1 23	Q2 23	Q3 23	Q4 23
Cash and Cash Equivalents	$ 49,121	$ 39,752	$ 70,886	$ 77,047	$ 60,083
Availability Under Credit Facilities(1)	568,000	671,000	655,000	757,000	1,065,000
Total Liquidity	$ 617,121	$ 710,752	$ 725,886	$ 834,047	$ 1,125,083
Debt at Par Value:					
Credit Facilities(1)	$ 607,000	$ 564,000	$ 580,000	$ 493,000	$ 360,000
SBIC Debentures	350,000	334,000	350,000	350,000	350,000
Notes Payable(2)	1,050,000	1,100,000	1,100,000	1,100,000	1,100,000
Total Debt	2,007,000	1,998,000	2,030,000	1,943,000	1,810,000
Net Asset Value (NAV)	2,108,586	2,172,922	2,254,948	2,370,807	2,477,399
Total Capitalization	$ 4,115,586	$ 4,170,922	$ 4,284,948	$ 4,313,807	$ 4,287,399
Debt to NAV Ratio(3)	0.95 to 1.0	0.92 to 1.0	0.90 to 1.0	0.82 to 1.0	0.73 to 1.0
Regulatory Debt to NAV Ratio(4) (5)	0.79 to 1.0	0.77 to 1.0	0.75 to 1.0	0.67 to 1.0	0.59 to 1.0
Net Debt to NAV Ratio(5) (6)	0.93 to 1.0	0.90 to 1.0	0.87 to 1.0	0.79 to 1.0	0.71 to 1.0
Interest Coverage Ratio(7)	4.29 to 1.0	4.33 to 1.0	4.35 to 1.0	4.38 to 1.0	4.48 to 1.0

(1) As of December 31, 2023, MAIN's Corporate Facility had $995.0 million in total commitments with an accordion feature with the right to request an increase up to $1.4 billion and MAIN's SPV Facility had $430.0 million in total commitments with an accordion feature with the right to request an increase up to $450.0 million; see additional detail on page 42
(2) Includes $500.0 million of July 2026 Notes, $450.0 million of May 2024 Notes and $150.0 million of December 2025 Notes ($100.0 million issued in Q4 2022 and $50.0 million issued in Q1 2023); In January 2024, MAIN issued $350.0 million of 6.95% unsecured notes maturing in March 2029 and utilized the proceeds to repay outstanding borrowings under its Credit Facilities
(3) SBIC Debentures are not included as "senior debt" for purposes of the BDC asset coverage requirements pursuant to exemptive relief received by MAIN; Debt to NAV Ratio is calculated based upon the par value of debt
(4) Regulatory Debt to NAV Ratio is calculated based upon the par value of debt of both the Credit Facilities and notes payable
(5) See reconciliation of DNII to Net Investment Income on page 38 and Non-GAAP Information disclosures on page 48 of this presentation
(6) Net debt in this ratio includes par value of total debt less cash and cash equivalents
(7) DNII(5) + interest expense / interest expense on a trailing twelve-month basis

Stable, Long-Term Leverage – Significant Unused Capacity

MAIN maintains a conservative capital structure, with limited overall leverage and an intentional mix of secured, floating rate revolving debt and unsecured, fixed rate long-term debt

Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets

Facility[6]	Interest Rate	Maturity	Principal Drawn
$995.0 million Corporate Facility[1][3]	SOFR+1.875% floating (7.3%[4])	August 2027[1]	$200.0 million
$430.0 million SPV Facility[2][3]	SOFR+2.50% floating (7.9%[4])	November 2027[2]	$160.0 million
Notes Payable	3.00% fixed	Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures July 14, 2026	$500.0 million
Notes Payable	5.20% fixed	Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures May 1, 2024	$450.0 million
Notes Payable	7.74%[5] fixed (weighted average)	Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures December 23, 2025	$150.0 million
SBIC Debentures	3.00% fixed (weighted average)	Various dates between 2024 - 2033 (weighted average duration = 4.6 years)	$350.0 million

(1) As of December 31, 2023, MAIN maintained a corporate revolving line of credit (the Corporate Facility), which had $995.0 million in total commitments with an accordion feature with the right to request an increase up to $1.4 billion; MAIN's Corporate Facility is fully revolving until August 2026, with a maturity date in August 2027

(2) As of December 31, 2023, MAIN maintained a secured special purpose vehicle financing facility (the SPV Facility), which had $430.0 million in total commitments with an accordion feature with the right to request an increase up to $450.0 million; MAIN's SPV Facility is fully revolving until November 2025, with a maturity date in November 2027

(3) Borrowings under the Corporate Facility and the SPV Facility (together, the Credit Facilities) are available to provide additional liquidity for investment and operational activities

(4) Credit Facilities' rates reflect the rate based on SOFR as of December 31, 2023 and effective as of the contractual reset date as of January 1, 2024

(5) Based upon $100.0 million and $50.0 million in aggregate principal amount bearing interest at 7.84% and 7.53%, respectively

(6) In January 2024, MAIN issued $350.0 million of 6.95% unsecured notes maturing in March 2029 and utilized the proceeds to repay outstanding borrowings under its Credit Facilities

Long-term Maturity of Debt Obligations

MAIN's conservative capital structure provides long-term access to attractively-priced and structured debt facilities

- Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns
- Provides downside protection and liquidity through economic cycles
- Allows MAIN to be opportunistic during periods of economic uncertainty



(in millions)
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$450.0
$63.8
$150.0
$500.0
$360.0
$75.0
$75.0
$35.0
$85.2
$16.0
2024
2025
2026
2027
2028
2029(5)
2030
2031
2032
2033
SBIC debentures
December 2025 Notes(3)
Credit Facilities(1)
July 2026 Notes(4)
May 2024 Notes(2)

(1) The defined term and additional details for the Credit Facilities are included on page 42
(2) Issued in April 2019; with follow-on issuances in December 2019 and July 2020; redeemable at MAIN's option at any time, subject to certain make-whole provisions
(3) Issued in December 2022; with a follow-on issuance in February 2023; redeemable at MAIN's option at any time, subject to certain make-whole provisions
(4) Issued in January 2021; with a follow-on issuance in October 2021; redeemable at MAIN's option at any time, subject to certain make-whole provisions
(5) In January 2024, MAIN issued $350.0 million of 6.95% unsecured notes maturing in March 2029 and utilized the proceeds to repay outstanding borrowings under its Credit Facilities

MAIN ST CAPITAL CORPORATION

Interest Rate Impact and Sensitivity

MAIN's financial results are subject to impact from changes in interest rates; MAIN's capital structure includes a majority of fixed rate debt obligations, while MAIN's investment portfolio includes a majority of floating rate debt investments with minimum interest rate floors

- 80% of MAIN's outstanding debt obligations have fixed interest rates[5], limiting the increase in interest expense
- 66% of MAIN's debt investments bear interest at floating rates[5], the majority of which contain contractual minimum index rates, or "interest rate floors" (weighted-average floor of approximately 120 basis points)[6]
- Provides MAIN the opportunity to achieve increases in net investment income if market interest rates increase, but also results in reductions to net investment income if market interest rates decrease

The following table illustrates the approximate annual changes in the components of MAIN's net investment income due to hypothetical increases (decreases) in interest rates[1][2] (dollars in thousands, except per share data):

Basis Point Increase (Decrease) in Interest Rate	Increase (Decrease) in Interest Income	(Increase) Decrease in Interest Expense[3]	Increase (Decrease) in Net Investment Income	Increase (Decrease) in Net Investment Income per Share[4]
(100)	$ (18,514)	$ 3,600	$ (14,914)	$ (0.18)
(75)	(13,886)	2,700	(11,186)	(0.13)
(50)	(9,257)	1,800	(7,457)	(0.09)
(25)	(4,629)	900	(3,729)	(0.04)
25	4,629	(900)	3,729	0.04
50	9,257	(1,800)	7,457	0.09
75	13,886	(2,700)	11,186	0.13
100	18,514	(3,600)	14,914	0.18

(1) Assumes no changes in the portfolio investments, outstanding borrowings on the Credit Facilities (as defined on page 42) or other debt obligations existing as of December 31, 2023

(2) Assumes that all SOFR and Prime rates would change effective immediately on the first day of the period; however, the actual contractual index rate reset dates will vary in future periods generally on either a monthly or quarterly basis across both our debt investments and our Credit Facilities resulting in a delay in the realization of the increases or decreases in interest income or expense

(3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our Credit Facilities, with interest expense (increasing) decreasing as the debt outstanding under our Credit Facilities increases (decreases)

(4) Per share amount is calculated using shares outstanding as of December 31, 2023

(5) As of December 31, 2023, based on par

(6) Weighted-average interest rate floor calculated based on debt principal balances as of December 31, 2023

Although we believe that this analysis is indicative of the impact of interest rate changes to our net investment income as of December 31, 2023, the analysis does not take into consideration future changes in the credit market, credit quality or other business or economic developments that could affect our net investment income. Accordingly, we can offer no assurances that actual results would not differ materially from the analysis above.

MAIN ST
CAPITAL CORPORATION

Significant Management Ownership / Investment

Significant equity ownership by MAIN's management team, coupled with internally managed structure, provides alignment of interest between MAIN's management and our shareholders

	# of Shares [(2)]	Market Value [(3)]
Management [(1)]	**3,515,004**	**$151,953,623**

(1) Includes members of MAIN's executive and senior management team and the members of MAIN's Board of Directors
(2) Includes 1,301,103 shares, or approximately $36.5 million, purchased by management as part of, or subsequent to, the MAIN IPO, including 19,001 shares, or approximately $0.8 million, purchased, directly or through MAIN's dividend reinvestment plan, in the quarter ended December 31, 2023
(3) Based upon closing market price of $43.23/share on December 31, 2023

MAIN ST CAPITAL CORPORATION

MAIN Total Return[(1)] Performance Since IPO



TOTAL RETURN PERFORMANCE SINCE MAIN IPO
Recessionary Period
COVID Pandemic Period
$1200
$1000
$800
$600
$400
$200
$0
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
MAIN (1023.14%) (2)
S&P 500 (324.11%)
Russell 2000 (200.14%)
KBW Regional Bank Index (17.55%) (3)
S&P BDC Index (-49.47%) (4)

Notes:

(1) Indexed as of October 5, 2007 and last trading date is December 31, 2023

(2) Assumes dividends reinvested on date paid

(3) The KBW Nasdaq Regional Banking Index is a modified market capitalization weighted index designed to track the performance of U.S. regional banks or thrifts that are publicly traded in the U.S.

(4) The S&P BDC Index measures the performance of Business Development Companies that trade on major U.S. exchanges; Constituents are float-adjusted market capitalization (FMC) weighted, subject to a single constituent weight cap of 10%

Executive Summary

Unique focus on under-served Lower Middle Market
- Inefficient asset class with less competition
- Unique market opportunity with attractive risk-adjusted returns
- Generally first lien, senior secured debt investments plus meaningful equity participation

Invest in complementary interest-bearing Private Loan and Middle Market debt investments
- Lower risk / more liquid asset class
- Opportunity for consistent investment activity
- Generally first lien, senior secured debt investments

Growing Asset Management Business drives additional investment income

Efficient internally managed operating structure drives greater shareholder returns
- Alignment of interests between management and our shareholders
- Maintains an industry leading operating cost structure
- Favorable operating cost comparison to other yield oriented investment options

Attractive, recurring monthly dividend yield and historical net asset value per share growth
- Periodic increases in monthly dividends
- Increase in net asset value per share creates opportunity for stock price appreciation
- Additional dividend income through periodic supplemental dividends

Strong liquidity and stable capitalization for sustainable growth

Highly invested management team with successful track record

Niche investment strategy with lower correlation to broader debt / equity markets

MAIN ST
CAPITAL CORPORATION

Non-GAAP Information

Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impacts of non-cash compensation expenses (as defined below). MAIN believes presenting distributable net investment income and the related per share amounts is useful and appropriate supplemental disclosure for analyzing our financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN's financial performance.

Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to MAIN upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in MAIN's Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. MAIN believes presenting non-cash compensation expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, non-cash compensation expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN's financial performance.

Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. The **Regulatory Debt to NAV Ratio** is calculated in the same manner as the Debt to NAV Ratio, except that outstanding SBIC debentures are excluded from the debt pursuant to an exemptive order MAIN received from the Securities and Exchange Commission. MAIN believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. MAIN believes presenting the Non-SBIC Debt to NAV Ratio is useful and appropriate supplemental disclosure because MAIN, a business development company, is permitted to exclude such borrowings from its regulatory asset coverage ratio calculation pursuant to an exemptive order received from the Securities and Exchange Commission. However, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio are non-U.S. GAAP measures and should not be considered as replacements for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN's financial position.

MAIN ST CAPITAL CORPORATION

MAIN Corporate Data

Please visit our website at www.mainstcapital.com for additional information

Board of Directors

Vincent D. Foster
Chairman of the Board
Main Street Capital Corporation
Board of Directors
Quanta Services, Inc.

J. Kevin Griffin
SVP of Finance
UPMC

Dwayne L. Hyzak
CEO
Main Street Capital Corporation

John E. Jackson
President & CEO
CSI Compressco LP

Brian E. Lane
CEO & President
Comfort Systems USA

Dunia A. Shive
Board of Directors
DallasNews Corporation,
Kimberly-Clark Corporation and
Trinity Industries, Inc.

Stephen B. Solcher
Retired CFO
BMC Software

Executive Officers

Dwayne L. Hyzak
Chief Executive Officer

David L. Magdol
President & Chief Investment Officer

Jesse E. Morris
EVP, Chief Financial Officer &
Chief Operating Officer

Jason B. Beauvais
EVP, General Counsel,
Secretary & Chief
Compliance Officer

Nicholas T. Meserve
Managing Director

Ryan R. Nelson
Vice President & Chief
Accounting Officer

Research Coverage

Vilas Abraham &
Marissa Lobo
UBS
(212) 713-3241
(212) 713-3922

Robert J. Dodd
Raymond James
(901) 579-4560

Mark Hughes
Truist Securities
(404) 926-5607

Kenneth S. Lee
RBC Capital Markets
(212) 905-5995

Mitchel Penn
Oppenheimer & Co
(212) 667-7136

Bryce Rowe
B. Riley Financial
(703) 312-1820

Erik Zwick
Hovde Group
(617) 510-1239

Corporate Headquarters

1300 Post Oak Blvd, 8th Floor
Houston, TX 77056
Tel: (713) 350-6000
Fax: (713) 350-6042

Independent Registered Public Accounting Firm

Grant Thornton, LLP
Houston, TX

Corporate Counsel

Dechert LLP
Washington, D.C.

Securities Listing

Common Stock – NYSE: MAIN

Transfer Agent

American Stock Transfer & Trust Co.
Tel: (800) 937-5449
www.astfinancial.com

Investor Relation Contacts

Dwayne L. Hyzak
Chief Executive Officer

Jesse E. Morris
EVP, Chief Financial Officer &
Chief Operating Officer

Tel: (713) 350-6000

Ken Dennard
Zach Vaughan
Dennard Lascar Investor Relations
Tel: (713) 529-6600

Management Executive Committee

Dwayne L. Hyzak, Chief Executive Officer

David L. Magdol, President & Chief Investment Officer

Jesse E. Morris, EVP, Chief Financial Officer & Chief Operating Officer

Jason B. Beauvais, EVP, General Counsel, Secretary & Chief Compliance Officer

Investment Committee

Dwayne L. Hyzak, Chief Executive Officer

David L. Magdol, President & Chief Investment Officer

Vincent D. Foster, Chairman of the Board

MAIN ST
CAPITAL CORPORATION

Debt Capital Markets Presentation

Fourth Quarter – 2023

Disclaimers

Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of February 23, 2024, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and shareholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the impacts of macroeconomic factors on MAIN and its portfolio companies' business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions "Cautionary Statement Concerning Forward-Looking Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN has filed a registration statement (which includes a prospectus) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future.

MAIN is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. Before you invest in any of MAIN's securities, you should read the registration statement, the prospectus and the applicable prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN's securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication.

The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised consult with their tax, financial, investment and legal advisors.

4th Quarter – 2023

MAIN ST CAPITAL CORPORATION

MAIN is a Principal Investor in Private Debt and Equity

Focus on unique Lower Middle Market debt and equity investment strategy, Asset Management Business and internally managed operating structure differentiates MAIN from other investment firms

Conservative capital structure with multiple issuer investment grade ratings

- **Fitch – BBB-/stable outlook**
- **S&P – BBB-/stable outlook**

Internally-managed Business Development Company (BDC)

- IPO in 2007
- Over $7.2 billion in capital under management[(1)]
  - Over $5.5 billion internally at MAIN[(1)]
  - Over $1.7 billion as the investment adviser to external parties[(1)]

Primarily invests in the under-served Lower Middle Market (LMM)

- Targets companies with revenue between $10 million - $150 million; EBITDA between $3 million - $20 million
- Provides single source solutions, including a combination of first lien, senior secured debt and equity financing

Proprietary debt investments in privately held companies typically owned by private equity sponsors (Private Loans)

- Originated directly by MAIN or through strategic relationships with other investment funds
- First lien, senior secured debt investments
- Companies consistent with size of the companies in MAIN's LMM and Middle Market investment strategies

Debt investments in Middle Market companies

- First lien, senior secured and/or rated debt investments
- Larger companies than LMM investment strategy

Attractive asset management advisory business

Significant management ownership / investment in MAIN

Headquartered in Houston, Texas

(1) Capital under management includes undrawn portion of debt capital as of December 31, 2023

Investment Portfolio – By Type of Investment[(1)]


Total Investment Portfolio
$4.3 billion
Total Debt Investments
$2.9 billion
Debt Investments, 67.3%, $2.9b
Other Portfolio[(2)] Equity, 2.8%, $118.6m
Equity, 29.9%, $1.3b
First Lien Debt, 99.4%, $2.8b
Junior Debt, 0.6%, $17.1m

(1) Fair value as of December 31, 2023
(2) Other portfolio investments, as described in MAIN's SEC filings

Unique Investment Strategy

MAIN's investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns

Lower Middle Market (LMM)

- Proprietary investments that are difficult for investors to access
- Companies with $10 million - $150 million of revenues and $3 million - $20 million of EBITDA
- Customized financing solutions which include a combination of first lien, senior secured debt and equity
- Large addressable market
- High cash yield from debt investments
- Dividend income, NAV growth and net realized gains from equity investments

Private Loans

- Companies that are similar in size to companies in LMM and Middle Market
- First lien, senior secured debt investments in privately held companies originated directly by MAIN or through strategic relationships with other investment funds
- Floating rate debt investments
- Proprietary investments that can be difficult for investors to access
- Investments with attractive risk-adjusted returns

Middle Market

- Larger companies than LMM strategy, with EBITDA between $20 million - $100 million
- First lien, senior secured debt investments
- Floating rate debt investments
- Large addressable market

Asset Management Business

- Monetizing value of MAIN's intangible assets
- Significant contribution to net investment income
- Source of stable, recurring fee income
- Returns benefit MAIN stakeholders due to internally managed structure

MAIN ST CAPITAL CORPORATION

Portfolio Highlights[1]

The benefits of MAIN's unique investment strategy have resulted in a high quality, diversified and mature investment portfolio

Lower Middle Market

- $2.3 billion of total investments
- 80 companies
- $1.3 billion of debt investments (56%)
- $1.0 billion of equity investments (44%)
- Typical initial investment target of 75% debt / 25% equity
- 99% of debt investments are first lien[2]
- Average investment size of $28.4 million at fair value or $22.3 million at cost
- Weighted-average effective yield on debt of 13.0%[3]

Private Loans

- $1.5 billion of total investments
- 87 companies
- $1.4 billion of debt investments (93% of Private Loan portfolio)
- 100% of debt investments are first lien[2]
- Average investment size of $16.9 million[2]
- 96% of debt investments bear interest at floating rates[2]
- Weighted-average effective yield of 12.9%[3]

Middle Market

- $243.7 million of total investments
- 23 companies
- $236.5 million of debt investments (97% of Middle Market portfolio)
- 99% of debt investments are first lien[2]
- Average investment size of $12.8 million[2]
- 85% of debt investments bear interest at floating rates[2]
- Weighted-average effective yield of 12.5%[3]

Total Portfolio[4]

- $4.3 billion of total investments
- 206 companies and entities
- $2.9 billion of debt investments (67%)
- $1.4 billion of equity investments (33%), including $118.6 million of Other Portfolio investments
- 99% of debt investments are first lien[2]
- 66% of debt investments bear interest at floating rates[2]
- Weighted-average effective yield on debt investments of 12.9%[3]

(1) As of December 31, 2023; investment amounts at fair value, unless otherwise noted

(2) As of December 31, 2023; based on cost

(3) As of December 31, 2023; weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

(4) Includes $174.1 million of fair value ($29.5 million of cost basis) of equity investment relating to MAIN's wholly-owned unconsolidated subsidiary, MSC Adviser I, LLC (the External Investment Manager)

MAIN ST
CAPITAL CORPORATION

Business Development Company (BDC) Background

Created by Congress in 1980 through the Small Business Investment Incentive Act of 1980 to facilitate the flow of capital to small and mid-sized U.S. businesses

Highly regulated by the Securities and Exchange Commission under the Investment Company Act of 1940 (1940 Act)

Provide a way for individual investors to participate in debt and equity investments in private companies

Leverage

- Regulatory restrictions on debt leverage levels require BDCs to maintain conservative leverage
- Must maintain an asset to debt coverage ratio of at least 1.5x

Full Transparency

- Detailed schedule of all investments (and related key terms) in quarterly and annual reporting
- Quarterly fair value mark to market accounting

Income Tax Treatment

- As a Regulated Investment Company (RIC), BDCs generally do not pay corporate income taxes
- To maintain RIC status and avoid paying corporate income taxes, BDCs must distribute at least 90% of taxable income (other than net capital gain) to investors
- To avoid a 4% federal excise tax on undistributed income, BDCs must distribute in each calendar year the sum of (1) 98% of their net ordinary income for the calendar year and (2) 98.2% of their realized capital gains (both long-term and short-term)
- Tax treatment is similar to Real Estate Investment Trusts (REITs)

MAIN ST CAPITAL CORPORATION

MAIN Capital Structure

Current capitalization ($ in 000's)	12/31/2023	% of Capitalization
Cash	$ 60,083	
Credit Facilities[1]	360,000	8.4 %
July 2026 Notes[2]	500,000	11.6 %
May 2024 Notes[2]	450,000	10.5 %
December 2025 Notes[2]	150,000	3.5 %
Total non-SBIC debt	**$ 1,460,000**	**34.0 %**
SBIC Debentures[2]	350,000	8.2 %
Total debt	**$1,810,000**	**42.2 %**
Book value of equity	2,477,399	57.8 %
Total capitalization	**$4,287,399**	**100.0 %**
Debt / Capitalization	0.42x	
Debt / Book equity	0.73x	
Debt / Enterprise value[3]	0.33x	
Debt / Market capitalization[3]	0.49x	
Stock price / Net asset value per share[3]	1.48x	

(1) Includes MAIN's Corporate Facility and SPV Facility (together, the Credit Facilities); see page 18 for further detail related to MAIN's Credit Facilities

(2) Debt amounts reflected at par value; In January 2024, MAIN issued $350.0 million of 6.95% unsecured notes maturing in March 2029 and utilized the proceeds to repay outstanding borrowings under its Credit Facilities

(3) Based on stock price of $43.23 as of December 31, 2023

MAIN ST CAPITAL CORPORATION

Conservative Leverage

As of December 31, 2023 ($ in 000's)	Non-SBIC	SBICs	Total
Total Assets	$ **3,838,637**	$ 604,933	$ 4,443,570
Debt Capital:			
Credit Facilities(1)	**360,000**	—	360,000
SBIC Debentures	—	344,535	344,535
Notes Payable(2)	**1,097,809**	—	1,097,809
Total Debt	$ **1,457,809**	$ 344,535	$ 1,802,344
Net Asset Value (NAV)	$ **2,221,705**	$ 255,694	$ 2,477,399
Key Leverage Stats			
Interest Coverage Ratio(3)(8)	**4.23x**	6.49x	4.48x
Asset Coverage Ratio(4)	**2.63x**	1.73x	2.46x
Consolidated Asset Coverage Ratio - Regulatory(5)	**N/A**	N/A	2.69x
Debt to Assets Ratio	**0.38x**	0.57x	0.41x
Regulatory Debt to NAV Ratio(5)(6)	**N/A**	N/A	0.59x
Debt to NAV Ratio(6)	**0.66x**	1.37x	0.73x
Net Debt to NAV Ratio(7)(8)	**0.64x**	1.27x	0.71x

(1) See page 18 for further detail related to MAIN's Credit Facilities
(2) Includes the carry value of the July 2026 Notes ($498.7 million; $500.0 million par), the May 2024 Notes ($450.2 million; $450.0 million par) and the December 2025 Notes ($149.0 million; $150.0 million par); In January 2024, MAIN issued $350.0 million of 6.95% unsecured notes maturing in March 2029 and utilized the proceeds to repay outstanding borrowings under its Credit Facilities
(3) Distributable Net Investment Income (DNII)(8) + interest expense / interest expense on a trailing twelve-month basis
(4) Calculated as total assets divided by total debt at par, including July 2026 Notes ($500.0 million), May 2024 Notes ($450.0 million), SBIC Debentures ($350.0 million) and December 2025 Notes ($150.0 million)
(5) Calculated per BDC regulations; SBIC Debentures are not included as "senior debt" for purposes of the BDC asset coverage requirements, and thereby are excluded from Regulatory Debt to NAV Ratio, pursuant to exemptive relief received by MAIN
(6) Debt to NAV Ratio is calculated based upon the par value of debt
(7) Net debt in this ratio includes par value of debt less cash and cash equivalents of $35.3 million, $24.8 million and $60.1 million for the Non-SBIC, SBICs and Total, respectively
(8) See Non-GAAP Information disclosures on page 37 and reconciliation of DNII to Net Investment Income on page 39 of this presentation

Conservative Leverage - Regulatory

Passage of the Small Business Credit Availability Act in December 2017 provided the opportunity for BDCs to obtain board or shareholder approval to access additional leverage by lowering the required asset coverage to 1.50x

MAIN received shareholder approval, effective as of May 3, 2022, to adopt the 1.50x asset coverage ratio

MAIN has historically operated at conservative regulatory leverage levels, in all cases with significant cushion to the 1.50x regulatory limits, and proven through historical performance that MAIN does not require access to additional leverage to generate market leading returns

MAIN's Historical Asset Coverage Ratio:	2018	2019	2020	2021	2022	2023
Consolidated Asset Coverage Ratio - Regulatory(1)	3.22x	2.89x	2.67x	2.22x	2.27x	2.69x
Prior Minimum Required Asset Coverage(2)	2.00x	2.00x	2.00x	2.00x	N/A	N/A
Cushion % above Prior Minimum Required Asset Coverage	61%	45%	34%	11%	N/A	N/A
Current Minimum Required Asset Coverage(2)	1.50x	1.50x	1.50x	1.50x	1.50x	1.50x
Cushion % above Current Minimum Required Asset Coverage	115%	93%	78%	48%	51%	79%

(1) Calculated per BDC regulations; SBIC Debentures are not included as "senior debt" for purposes of the Minimum Asset Coverage Ratio requirements pursuant to exemptive relief received by MAIN

(2) We received shareholder approval, effective as of May 3, 2022, to adopt the 1.5x asset coverage ratio (decreased from the previously required asset coverage ratio of 2.0x)

MAIN ST CAPITAL CORPORATION

Conservative Leverage - Excess Collateral Improves Over Time

MAIN's conservative use of leverage and equity to fund its growth results in significant excess collateral that provides protection to lenders

MAIN's management of its capital structure results in reduced risk profile for debt investors over time

Excess collateral available to unsecured lenders has increased by 250% since MAIN's first investment grade (IG) debt issuance

($ millions)	9/30/2014 (1)	12/31/2023
Total Assets Excluding SBIC Assets	$ 1,137	$ 3,839
Add: Equity Value of SBIC Entities(2)	218	256
Total Collateral Available to Secured Lenders	$ 1,355	$ 4,095
Less: Secured Debt (Credit Facilities)	(287)	(360)
Excess Collateral Available to Unsecured Lenders	$ 1,068	$ 3,735
Increase since first IG debt issuance(3)		250 %
Less: Unsecured Debt Outstanding (par value)	(91)	(1,100) (4)
Remaining Excess Collateral Available to Unsecured Lenders	$ 977	$ 2,635
Increase since first IG debt issuance(3)		170 %

(1) Most recent information publicly reported prior to first IG debt issuance
(2) Represents asset value in excess of SBIC debt (par value); SBIC assets contain negative pledge in relation to SBIC debt; therefore, equity at SBIC entities is effectively collateral for lenders
(3) First IG notes issued in November 2014
(4) Includes additional IG debt issuances in April 2019, December 2019, July 2020, January 2021, October 2021, December 2022 and February 2023

MAIN ST CAPITAL CORPORATION

Key Credit Highlights

Experienced Management Team with Strong Track Record	• Management team has over 100 years of collective investment experience and relationships • Long-term working relationships together dating back over 20 years • Significant management equity ownership
Efficient and Leverageable Internally Managed Operating Structure	• Meaningful operating cost advantage through efficient internally managed structure • Significant benefits through alignment of interests between management (stock ownership and incentive compensation) and investors • Industry leading operating expense efficiency
Conservative Leverage	• 1940 Act requires MAIN to maintain a minimum 1.5x regulatory asset coverage ratio • MAIN's asset coverage ratio is ~2.7x on a regulatory basis excluding SBIC Debentures; ~2.5x on a consolidated basis including SBIC debentures • Conservative leverage position further enhanced through ongoing efficient capital raises through at-the-market, or ATM, equity issuance program
Unique Investment Strategy	• Unique investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns • Asset management advisory business significantly enhances MAIN's returns to its investors
High Quality Portfolio	• Significant diversification • Debt investments primarily carry a first priority lien on the assets of the business • Permanent capital structure of BDC allows for long-term, patient investment strategy and overall approach

MAIN Executive Management Team

Dwayne Hyzak[1][2]
CEO

- Co-founded MAIN; Joined Main Street group in 2002; affiliated with Main Street group since 1999
- Director of Acquisitions & Integration with Quanta Services (NYSE: PWR)
- Manager with a Big 5 Accounting Firm's audit and transaction services groups

David Magdol[1][2]
President and CIO[3]

- Co-founded MAIN; Joined Main Street group in 2002
- Vice President in Lazard Freres Investment Banking Division
- Vice President of McMullen Group (John J. McMullen's Family Office)

Jesse Morris[1]
CFO, COO, EVP

- Joined MAIN in 2019
- Executive Vice President with Quanta Services (NYSE: PWR)
- Vice President and CFO Foodservice Operations with Sysco Corporation (NYSE: SYY)
- Manager with a Big 5 Accounting Firm

Jason Beauvais; JD[1]
EVP, GC, CCO[4] and Secretary

- Joined MAIN in 2008
- Attorney for Occidental Petroleum Corporation (NYSE: OXY)
- Associate in the corporate and securities section at Baker Botts LLP

(1) Member of MAIN Executive Committee
(2) Member of MAIN Investment Committee; Vince Foster, MAIN's Chairman of the Board, is also a member of MAIN's Investment Committee
(3) Chief Investment Officer
(4) Chief Compliance Officer

MAIN ST
CAPITAL CORPORATION

Significant Management Ownership / Investment

Significant equity ownership by MAIN's management team, coupled with internally managed structure, provides alignment of interest between MAIN's management and our shareholders

	# of Shares (2)	Market Value (3)
Management (1)	3,515,004	$151,953,623

(1) Includes members of MAIN's executive and senior management team and the members of MAIN's Board of Directors

(2) Includes 1,301,103 shares, or approximately $36.5 million, purchased by management as part of, or subsequent to, the MAIN IPO, including 19,001 shares, or approximately $0.8 million, purchased, directly or through MAIN's dividend reinvestment plan, in the quarter ended December 31, 2023

(3) Based upon closing market price of $43.23/share on December 31, 2023

MAIN ST
CAPITAL CORPORATION

Efficient and Leverageable Operating Structure

MAIN's internally managed operating structure provides significant operating leverage and greater returns for our stakeholders

"Internally managed" structure means no external management fees or expenses are paid

Alignment of interest between management and investors

- Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises
- 100% of MAIN's management efforts and activities are for the benefit of MAIN investors

MAIN targets total operating expenses[1] as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2%

- Long-term actual results have significantly outperformed target
- An industry leading position in cost efficiency, with an Operating Expense to Assets Ratio of 1.3%[2]

Significant portion of total operating expenses[1] are non-cash

- Non-cash compensation expenses[3] were 30.2%[2] of total operating expenses [1]
- Operating Expense to Assets Ratio of 0.9%[2] excluding non-cash compensation expenses[3]

(1) Total expenses excluding interest expense
(2) Based upon the year ended December 31, 2023
(3) See non-GAAP information disclosures on page 37 and calculation of non-cash compensation expenses on page 39 of this presentation

MAIN Maintains a Significant Operating Cost Advantage



Operating Expenses(1) as a Percentage of Total Assets
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
MAIN (2)
MAIN Excl. Non-cash Comp Exp (3)(4)
Other BDCs (5)(6)
Other BDCs Excl. Non-cash Comp Exp (5)(7)
Commercial Banks (8)

(1) Total expenses excluding interest expense
(2) Based upon the year ended December 31, 2023
(3) Based upon the year ended December 31, 2023, excluding non-cash compensation expenses
(4) See non-GAAP information disclosures on page 37 and calculation of non-cash compensation expenses on page 39 of this presentation
(5) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC filings as of December 31, 2022; specifically includes: ARCC, BBDC, BCSF, BKCC, CCAP, CGBD, CSWC, FDUS, FSK, GAIN, GBDC, GLAD, GSBD, HRZN, HTGC, MFIC, MRCC, NMFC, OBDC, OCSL, OFS, PFLT, PNNT, PSEC, PTMN, SAR, SCM, SLRC, TCPC, TPVG, TSLX and WHF
(6) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended September 30, 2023 as derived from each company's SEC filings, including non-cash compensation expenses
(7) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended September 30, 2023 as derived from each company's SEC filings, excluding non-cash compensation expenses
(8) Source: SNL Financial; calculation represents the average for the trailing twelve-month period ended September 30, 2023 and includes commercial banks with a market capitalization between $500 million and $3 billion

MAIN ST CAPITAL CORPORATION

Stable, Long-Term Leverage – Significant Unused Capacity

MAIN maintains a conservative capital structure, with limited overall leverage and an intentional mix of secured, floating rate revolving debt and unsecured, fixed rate long-term debt

Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets

Facility[6]	Interest Rate	Maturity	Principal Drawn
$995.0 million Corporate Facility[1][3]	SOFR+1.875% floating (7.3%[4])	August 2027[1]	$200.0 million
$430.0 million SPV Facility[2][3]	SOFR+2.50% floating (7.9%[4])	November 2027[2]	$160.0 million
Notes Payable	3.00% fixed	Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures July 14, 2026	$500.0 million
Notes Payable	5.20% fixed	Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures May 1, 2024	$450.0 million
Notes Payable	7.74%[5] fixed (weighted average)	Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures December 23, 2025	$150.0 million
SBIC Debentures	3.00% fixed (weighted average)	Various dates between 2024 - 2033 (weighted average duration = 4.6 years)	$350.0 million

(1) As of December 31, 2023, MAIN maintained a corporate revolving line of credit (the Corporate Facility), which had $995.0 million in total commitments with an accordion feature with the right to request an increase up to $1.4 billion; MAIN's Corporate Facility is fully revolving until August 2026, with a maturity date in August 2027

(2) As of December 31, 2023, MAIN maintained a secured special purpose vehicle financing facility (the SPV Facility), which had $430.0 million in total commitments with an accordion feature with the right to request an increase up to $450.0 million; MAIN's SPV Facility is fully revolving until November 2025, with a maturity date in November 2027

(3) Borrowings under the Corporate Facility and the SPV Facility (together, the Credit Facilities) are available to provide additional liquidity for investment and operational activities

(4) Credit Facilities' rates reflect the rate based on SOFR as of December 31, 2023 and effective as of the contractual reset date as of January 1, 2024

(5) Based upon $100.0 million and $50.0 million in aggregate principal amount bearing interest at 7.84% and 7.53%, respectively

(6) In January 2024, MAIN issued $350.0 million of 6.95% unsecured notes maturing in March 2029 and utilized the proceeds to repay outstanding borrowings under its Credit Facilities

Long-term Maturity of Debt Obligations

MAIN ST CAPITAL CORPORATION

Long-term Maturity of Debt Obligations

MAIN's conservative capital structure provides long-term access to attractively-priced and structured debt facilities

- Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns
- Provides downside protection and liquidity through economic cycles
- Allows MAIN to be opportunistic during periods of economic uncertainty



$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
(in millions)
$450.0
$63.8
$150.0
$500.0
$360.0
$75.0
$75.0
$35.0
$85.2
$16.0
2024
2025
2026
2027
2028
2029(5)
2030
2031
2032
2033
SBIC debentures
December 2025 Notes(3)
Credit Facilities(1)
July 2026 Notes(4)
May 2024 Notes(2)

(1) The defined term and additional details for the Credit Facilities are included on page 18
(2) Issued in April 2019; with follow-on issuances in December 2019 and July 2020; redeemable at MAIN's option at any time, subject to certain make-whole provisions
(3) Issued in December 2022; with a follow-on issuance in February 2023; redeemable at MAIN's option at any time, subject to certain make-whole provisions
(4) Issued in January 2021; with a follow-on issuance in October 2021; redeemable at MAIN's option at any time, subject to certain make-whole provisions
(5) In January 2024, MAIN issued $350.0 million of 6.95% unsecured notes maturing in March 2029 and utilized the proceeds to repay outstanding borrowings under its Credit Facilities

MAIN ST CAPITAL CORPORATION

Interest Rate Impact and Sensitivity

MAIN's financial results are subject to impact from changes in interest rates; MAIN's capital structure includes a majority of fixed rate debt obligations, while MAIN's investment portfolio includes a majority of floating rate debt investments with minimum interest rate floors

- 80% of MAIN's outstanding debt obligations have fixed interest rates[5], limiting the increase in interest expense
- 66% of MAIN's debt investments bear interest at floating rates[5], the majority of which contain contractual minimum index rates, or "interest rate floors" (weighted-average floor of approximately 120 basis points)[6]
- Provides MAIN the opportunity to achieve increases in net investment income if market interest rates increase, but also results in reductions to net investment income if market interest rates decrease

The following table illustrates the approximate annual changes in the components of MAIN's net investment income due to hypothetical increases (decreases) in interest rates[1][2] (dollars in thousands, except per share data):

Basis Point Increase (Decrease) in Interest Rate	Increase (Decrease) in Interest Income	(Increase) Decrease in Interest Expense[3]	Increase (Decrease) in Net Investment Income	Increase (Decrease) in Net Investment Income per Share[4]
(100)	$ (18,514)	$ 3,600	$ (14,914)	$ (0.18)
(75)	(13,886)	2,700	(11,186)	(0.13)
(50)	(9,257)	1,800	(7,457)	(0.09)
(25)	(4,629)	900	(3,729)	(0.04)
25	4,629	(900)	3,729	0.04
50	9,257	(1,800)	7,457	0.09
75	13,886	(2,700)	11,186	0.13
100	18,514	(3,600)	14,914	0.18

(1) Assumes no changes in the portfolio investments, outstanding borrowings on the Credit Facilities (as defined on page 18) or other debt obligations existing as of December 31, 2023

(2) Assumes that all SOFR and Prime rates would change effective immediately on the first day of the period; however, the actual contractual index rate reset dates will vary in future periods generally on either a monthly or quarterly basis across both our debt investments and our Credit Facilities resulting in a delay in the realization of the increases or decreases in interest income or expense

(3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our Credit Facilities, with interest expense (increasing) decreasing as the debt outstanding under our Credit Facilities increases (decreases)

(4) Per share amount is calculated using shares outstanding as of December 31, 2023

(5) As of December 31, 2023, based on par

(6) Weighted-average interest rate floor calculated based on debt principal balances as of December 31, 2023

Although we believe that this analysis is indicative of the impact of interest rate changes to our net investment income as of December 31, 2023, the analysis does not take into consideration future changes in the credit market, credit quality or other business or economic developments that could affect our net investment income. Accordingly, we can offer no assurances that actual results would not differ materially from the analysis above.

MAIN ST
CAPITAL CORPORATION

At-The-Market (ATM) Equity Program

ATM Equity Program provides efficient and low cost access to equity capital

- **Provides access to equity capital to match growth of LMM investments on an as-needed basis**
- **Provides significant economic cost savings compared to traditional overnight equity offerings**

Provides permanent capital to match indefinite or long-term holding period for LMM investments

Facilitates maintenance of conservative leverage position

Issued equity is accretive to NAV per share

Provides significant benefits vs traditional overnight equity offerings

- Provides equity capital and liquidity on an as-needed basis, avoiding dilution from larger overnight equity offerings
- Provides equity capital at significantly lower cost
- Avoids negative impact to stock price from larger overnight equity offerings

Raised net proceeds of $1,029.4 million since inception in 2015[(1)]

- Average sale price is approximately 60% above average NAV per share over same period[(1)]
- Resulted in economic cost savings of approximately $52.1 million when compared to traditional overnight equity offering[(1)(2)]

(1) Through December 31, 2023
(2) Assumes 6% all-in cost for traditional overnight equity offering

LMM Investment Strategy

LMM investment strategy differentiates MAIN from its competitors and provides attractive risk-adjusted returns

MAIN's permanent capital structure as a publicly traded investment firm allows MAIN to maintain a long-term to permanent expected holding period for its LMM investments, providing significant benefits to both MAIN and our LMM portfolio companies

Investment Objectives

- High cash yield from secured debt investments (12.7% weighted-average cash coupon as of December 31, 2023); plus
- Dividend income, fair value appreciation and periodic capital gains from equity investments

Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity

Focus on self-sponsored, "one stop" financing opportunities

- Partner with business owners, management teams and entrepreneurs
- Provide highly customized financing solutions
- Recapitalization, buyout, growth and acquisition capital
- Extensive network of grass roots referral sources
- Strong and growing "Main Street" brand recognition / reputation

Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns

Unique LMM strategy, combined with MAIN's perpetual capital structure and goal to be long-term partners, results in a highly diversified and high-quality investment portfolio

MAIN ST CAPITAL CORPORATION

LMM Investment Opportunity

MAIN targets LMM investments in established, profitable companies

Characteristics of LMM provide beneficial risk-reward investment opportunities

Large and critical portion of U.S. economy

- 195,000+ domestic LMM businesses[(1)]

LMM is under-served from a capital perspective and less competitive

Inefficient asset class generates pricing inefficiencies

- Typical entry enterprise values between 4.5X – 6.5X EBITDA
- Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment

Partner relationship with the management teams of our portfolio companies vs a "commoditized vendor of capital"

(1) Source: U.S. Census 2017 – U.S. Data Table by Enterprise Receipt Size; 2017 County Business Patterns and 2017 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

Private Loan Investment Strategy

Private Loan portfolio investments are primarily debt investments in privately held companies which have primarily been originated directly by MAIN or to a lesser extent through strategic relationships with other credit funds on a collaborative basis (often referred to in the debt markets as "club deals" because of the small lender group size)

MAIN's Private Loan investments are typically made to a company owned by or being acquired by a private equity sponsor

Investment Objectives

- Access proprietary investments with attractive risk-adjusted return characteristics
- Generate cash yield to support MAIN monthly dividend

Investment Characteristics

- Investments in companies that are consistent with the size of companies in our LMM and Middle Market
- Proprietary investments originated directly by MAIN or through strategic relationships with other investment funds on a collaborative basis
- Current Private Loan portfolio companies have weighted-average EBITDA of approximately $27.2 million(1)

Investments in secured debt investments

- First lien, senior secured debt investments
- Floating rate debt investments

9% – 14% targeted gross yields

- Weighted-average effective yield of 12.9%(2)
- Net returns positively impacted by lower overhead requirements and modest use of leverage
- Floating rate debt investments provide matching with MAIN's floating rate Credit Facilities(3)

(1) This calculation excludes two Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies

(2) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

(3) The defined term and additional details for the Credit Facilities are included on page 18

Middle Market Debt Investment Strategy

MAIN maintains a portfolio of debt investments in Middle Market companies

Investment Objective
- Generate cash yield to support MAIN monthly dividend

Investments in secured and/or rated debt investments
- First lien, senior secured debt investments
- Floating rate debt investments

Larger companies than the LMM investment strategy
- Current Middle Market portfolio companies have weighted-average EBITDA of approximately $64.2 million

Large and critical portion of U.S. economy
- 220,000+ domestic Middle Market businesses[(1)]

More relative liquidity than LMM and Private Loan investments

8% – 13% targeted gross yields
- Weighted-average effective yield of 12.5%[(2)]
- Net returns positively impacted by lower overhead requirements and modest use of leverage
- Floating rate debt investments provide matching with MAIN's floating rate Credit Facilities[(3)]

(1) Source: U.S. Census 2017 – U.S. Data Table by Enterprise Receipt Size; 2017 County Business Patterns and 2017 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $1,000,000,000

(2) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

(3) The defined term and additional details for the Credit Facilities are included on page 18

MAIN ST CAPITAL CORPORATION

Asset Management Business

MAIN's Asset Management Business represents additional income diversification and the opportunity for greater stakeholder returns

MAIN's internally managed operating structure provides MAIN's stakeholders the benefits of this Asset Management Business

Growth of Asset Management Business is increasingly driven by MAIN's Private Loan investment strategy

MAIN[1] is the investment adviser to several third party clients in its Asset Management Business

MAIN[1] is the investment adviser to and administrator of MSC Income Fund, Inc. (MSIF), a non-listed BDC

- MAIN[1] provides asset management services, including sourcing, diligence and post-investment monitoring
- MAIN[1] receives management fees and incentive fees
  - Base management fee of 1.75% of total assets
  - Incentive fees – 20% of net investment income above a hurdle rate and 20% of net realized capital gains

MAIN[1] is the investment adviser and administrator to two private funds and a separately managed account with the investment strategies for these clients solely focused on MAIN's Private Loan investment strategy

Benefits to MAIN

- Highly predictable source of recurring base management fee income, with opportunity for upside through incentive fees
- No significant increases to MAIN's operating costs to provide services (utilize existing infrastructure and investment capabilities and leverage fixed costs)
- Monetizing the value of MAIN franchise
- Significant positive impact on MAIN's financial results
  - $9.2 million contribution to net investment income in the fourth quarter of 2023[2]
  - $33.4 million contribution to net investment income in the year ended December 31, 2023[2]
  - $22.3 million contribution to net investment income in the year ended December 31, 2022[2]
  - $144.6 million of cumulative unrealized appreciation as of December 31, 2023

(1) Through MSC Adviser I, LLC (the External Investment Manager), MAIN's wholly-owned unconsolidated subsidiary

(2) Contribution to Net Investment Income includes (a) dividend income received by MAIN from the External Investment Manager and (b) operating expenses allocated from MAIN to the External Investment Manager

MAIN ST
CAPITAL CORPORATION

Total Investment Portfolio

Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and stakeholder dividends

Includes complementary LMM debt and equity investments, Private Loan debt investments and Middle Market debt investments

Total investment portfolio at fair value consists of approximately 53% LMM / 34% Private Loan / 6% Middle Market / 7% Other Portfolio[(1)] investments

190 LMM, Private Loan and Middle Market portfolio companies

- Average investment size of $18.7 million[(2)]
- Largest individual portfolio company represents 3.7%[(3)] of total investment income and 3.5% of total portfolio fair value (most investments are less than 1% of income and fair value)
- Non-accrual investments represent 0.6% of the total investment portfolio at fair value and 2.3% at cost
- Weighted-average effective yield of 12.9%[(4)]

Significant diversification

- Issuer
- Industry
- Transaction type
- Geography
- End markets
- Vintage

(1) Other Portfolio also includes the External Investment Manager as described in MAIN's filings with the Securities and Exchange Commission (the SEC)
(2) As of December 31, 2023; based on cost
(3) Based upon total investment income for the year ended December 31, 2023
(4) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

Portfolio Snapshot – Significant Diversification

($ in millions)	12/31/2020	12/31/2021	12/31/2022	12/31/2023
Number of Portfolio Companies				
Lower Middle Market	70	73	78	80
Private Loans	63	75	85	87
Middle Market	42	36	31	23
Other Portfolio	12	13	14	15
External Investment Adviser	1	1	1	1
Total(1)	188	198	209	206
$ Invested - Cost Basis				
Lower Middle Market	$ 1,104.6	$ 1,455.7	$ 1,719.9	$ 1,782.9
% of Total	43.9 %	44.7 %	45.6 %	47.8 %
Private Loans	$ 769.0	$ 1,157.5	$ 1,500.3	$ 1,470.1
% of Total	30.6 %	35.5 %	39.8 %	39.5 %
Middle Market	$ 488.9	$ 440.9	$ 401.7	$ 294.4
% of Total	19.4 %	13.5 %	10.7 %	7.9 %
Other Portfolio	$ 124.7	$ 173.7	$ 120.4	$ 149.1
% of Total	4.9 %	5.4 %	3.1 %	4.0 %
External Investment Adviser	$ 29.5	$ 29.5	$ 29.5	$ 29.5
% of Total	1.2 %	0.9 %	0.8 %	0.8 %
Total(1)	$ 2,516.7	$ 3,257.3	$ 3,771.8	$ 3,726.0

(1) Excludes MAIN's short-term portfolio investment of $2.0 million at cost and $1.9 million at fair value as of December 31, 2022 and $2.0 million at cost and fair value as of December 31, 2021; MAIN held no short-term portfolio investments as of December 31, 2023 and December 31, 2020

Portfolio Snapshot – Significant Diversification *(cont.)*

($ in millions)	12/31/2020	12/31/2021	12/31/2022	12/31/2023
$ Invested - Fair Value				
Lower Middle Market	$ 1,285.5	$ 1,716.4	$ 2,060.5	$ 2,273.0
% of Total	47.9 %	48.2 %	50.3 %	53.0 %
Private Loans	$ 740.4	$ 1,141.8	$ 1,471.5	$ 1,453.5
% of Total	27.6 %	32.1 %	35.9 %	33.9 %
Middle Market	$ 445.6	$ 395.2	$ 329.1	$ 243.7
% of Total	16.6 %	11.1 %	8.0 %	5.7 %
Other Portfolio	$ 96.6	$ 166.1	$ 116.3	$ 142.0
% of Total	3.5 %	4.7 %	2.8 %	3.3 %
External Investment Adviser	$ 116.8	$ 140.4	$ 122.9	$ 174.1
% of Total	4.4 %	3.9 %	3.0 %	4.1 %
Total(1)	$ 2,684.9	$ 3,559.9	$ 4,100.3	$ 4,286.3
% of Total $ Invested in Debt (Cost Basis)				
Lower Middle Market	$ 726.9	$ 1,031.9	$ 1,267.7	$ 1,282.8
% of Total of Lower Middle Market	65.8 %	70.9 %	73.7 %	72.0 %
Private Loans	$ 721.6	$ 1,107.1	$ 1,457.0	$ 1,391.9
% of Total of Total Private Loans	93.8 %	95.7 %	97.1 %	94.7 %
Middle Market	$ 454.6	$ 411.4	$ 376.9	$ 269.2
% of Total of Total Middle Market	93.0 %	93.3 %	93.8 %	91.4 %
Other Portfolio	$ —	$ 63.2	$ —	$ 23.4
% of Total of Total Other Portfolio	— %	36.4 %	— %	15.7 %
External Investment Adviser	$ —	$ —	$ —	$ —
% of External Investment Adviser	— %	— %	— %	— %
Total(1)	$ 1,903.1	$ 2,613.6	$ 3,101.6	$ 2,967.3
% of Total Portfolio	75.6 %	80.2 %	82.2 %	79.6 %

(1) Excludes MAIN's short-term portfolio investment of $2.0 million at cost and $1.9 million at fair value as of December 31, 2022 and $2.0 million at cost and fair value as of December 31, 2021; MAIN held no short-term portfolio investments as of December 31, 2023 and December 31, 2020

MAIN ST
CAPITAL CORPORATION

Portfolio Snapshot – Significant Diversification *(cont.)*

($ in millions)	12/31/2020	12/31/2021	12/31/2022	12/31/2023
% of Total $ Invested in Debt that is First Lien (Cost Basis)				
Lower Middle Market	$ 712.6	$ 1,021.1	$ 1,256.9	$ 1,272.4
% of Total Lower Middle Market	98.1 %	99.0 %	99.1 %	99.2 %
Private Loans	$ 688.2	$ 1,093.0	$ 1,450.6	$ 1,391.9
% of Total Private Loans	95.4 %	98.7 %	99.6 %	100.0 %
Middle Market	$ 420.3	$ 406.2	$ 372.3	$ 266.6
% of Total Middle Market	92.4 %	98.7 %	98.8 %	99.1 %
Other Portfolio	$ —	$ 63.2	$ —	$ 23.4
% of Total Other Portfolio	— %	100.0 %	— %	100.0 %
External Investment Adviser	$ —	$ —	$ —	$ —
% of External Investment Adviser	— %	— %	— %	— %
Total(1)	$ 1,821.1	$ 2,583.5	$ 3,079.8	$ 2,954.3
% of Total Portfolio Debt Investments	95.7 %	98.8 %	99.3 %	99.6 %
% of Total Investment Portfolio	72.4 %	79.3 %	81.7 %	79.3 %

(1) Excludes MAIN's short-term portfolio investment of $2.0 million at cost and $1.9 million at fair value as of December 31, 2022 and $2.0 million at cost and fair value as of December 31, 2021; MAIN held no short-term portfolio investments as of December 31, 2023 and December 31, 2020

MAIN ST CAPITAL CORPORATION

Total Portfolio by Industry (as a Percentage of Cost)[(1)]


Machinery, 8%
Professional Services, 6%
IT Services, 5%
Diversified Consumer Services, 5%
Distributors, 4%
Textiles, Apparel & Luxury Goods, 3%
Tobacco, 3%
Energy Equipment & Services, 3%
Media, 2%
Software, 2%
Diversified Financial Services, 2%
Auto Components, 2%
Food & Staples Retailing, 2%
Health Care Equipment & Supplies, 1%
Communications Equipment, 1%
Chemicals, 1%
Other, 1%
Internet Software & Services, 8%
Health Care Providers & Services, 5%
Construction & Engineering, 5%
Commercial Services & Supplies, 5%
Containers & Packaging, 4%
Leisure Equipment & Products, 3%
Aerospace & Defense, 3%
Computers & Peripherals, 3%
Specialty Retail, 2%
Building Products, 2%
Electrical Equipment, 2%
Food Products, 2%
Electronic Equipment, Instruments & Components, 2%
Internet & Catalog Retail, 1%
Hotels, Restaurants & Leisure, 1%
Household Products, 1%

(1) Excluding MAIN's Other Portfolio investments and the External Investment Manager, each as described in MAIN's filings with the SEC, which in aggregate represent approximately 5% of the total portfolio

Diversified Total Portfolio (as a Percentage of Cost)[1]

Invested Capital by Transaction Type


LBO/MBO
40%
13%
4%
43%
Acquisition
Growth Capital
Recapitalization/ Refinancing

Invested Capital by Geography[2]


26%
17%
23%
20%
14%

(1) Excluding MAIN's Other Portfolio investments and the External Investment Manager, each as described in MAIN's filings with the SEC, which in aggregate represent approximately 5% of the total portfolio

(2) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which in aggregate represent approximately 2% of the total portfolio

MAIN ST CAPITAL CORPORATION

LMM Investment Portfolio

LMM investment portfolio consists of a diversified mix of secured debt and lower cost basis equity investments

MAIN's long-term to permanent expected holding period for its LMM investments enhances the diversity and quality of its LMM investment portfolio

80 portfolio companies / $2.3 billion in fair value

- 53% of total investment portfolio at fair value

Debt yielding 13.0%(1) (72% of LMM portfolio at cost)

- 99% of debt investments have first lien position
- 72% of debt investments earn fixed-rate interest
- Approximately 870 basis point net cash interest margin vs "matched" fixed interest rate on SBIC debentures and Notes Payable

Equity ownership in all LMM portfolio companies representing 40% average ownership position (28% of LMM portfolio at cost)

- Lower entry multiple valuations, lower cost basis
- Opportunity for dividend income, fair value appreciation and periodic capital gains
- 59% of LMM companies(2) with direct equity investment are currently paying dividends
- Fair value appreciation of equity investments supports Net Asset Value per share growth
- $490.1 million, or $5.78 per share, of cumulative pre-tax net unrealized appreciation at December 31, 2023

(1) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

(2) Includes the LMM companies that (a) MAIN has a direct equity investment and (b) are flow-through entities for tax purposes; based upon dividend income for the year ended December 31, 2023

MAIN ST CAPITAL CORPORATION

LMM Investment Portfolio

LMM investment portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics

MAIN's long-term to permanent expected holding period for its LMM investments significantly enhances the quality of MAIN's LMM investment portfolio and drives significant fair value appreciation

Median LMM portfolio credit statistics(1):

- Senior leverage of 2.6x EBITDA through MAIN's debt position
- 2.5x EBITDA to senior interest coverage
- Total leverage of 2.7x EBITDA including debt junior in priority to MAIN
- Free cash flow de-leveraging improves credit metrics and increases equity appreciation

Average investment size of $28.4 million at fair value or $22.3 million on a cost basis (less than 1% of total investment portfolio)

Opportunistic, selective posture toward new investment activity over the economic cycle

High quality, seasoned LMM portfolio

- MAIN has been invested in 28% (22 different companies) of its LMM portfolio companies for greater than 10 years (representing 8% of total costs basis and 12% of total fair value)
- Total LMM portfolio investments at fair value equals 128% of cost
- Equity component of LMM portfolio at fair value equals 201% of cost
- Significant portion of LMM portfolio companies have de-leveraged and a majority have experienced equity appreciation
  - 46 LMM portfolio companies with unrealized appreciation on equity investments
  - Net unrealized appreciation on LMM Equity investments of $503.7 million

(1) These credit statistics exclude portfolio companies on non-accrual and four companies for which EBITDA is not a meaningful metric

MAIN ST
CAPITAL CORPORATION

Private Loan Investment Portfolio

Private Loan investment portfolio provides a diversified mix of investments and sources of income to complement the LMM investment portfolio

87 investments / $1.5 billion in fair value

- 34% of total investment portfolio at fair value

Average investment size of $16.9 million[(1)] (less than 1% of total portfolio)

Investments in secured debt instruments

- 95%[(1)] of Private Loan portfolio is secured debt
- 100%[(1)] of Private Loan debt portfolio is first lien term debt

Debt yielding 12.9%[(2)]

- 96%[(1)] of Private Loan debt investments bear interest at floating rates[(3)], providing matching with MAIN's floating rate Credit Facilities[(4)]
- Over 425 basis point effective interest margin vs "matched" floating rate on MAIN's Credit Facilities[(4)]

(1) As of December 31, 2023; based on cost
(2) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status
(3) Over 99% of floating interest rates on Private Loan debt investments are subject to contractual minimum "floor" rates
(4) The defined term and additional details for the Credit Facilities is included on page 18

Middle Market Investment Portfolio

Middle Market investment portfolio provides a diversified mix of investments and diverse sources of income to complement the LMM investment portfolio and represents a potential source of liquidity for MAIN's future investment activities

23 investments / $243.7 million in fair value

- 6% of total investment portfolio at fair value

Average investment size of $12.8 million[1] (less than 1% of total portfolio)

Investments in secured and/or rated debt investments

- 91%[1] of Middle Market portfolio is secured debt
- 99%[1] of Middle Market debt portfolio is first lien term debt

Debt yielding 12.5%[2]

- 85%[1] of Middle Market debt investments bear interest at floating rates[3], providing matching with MAIN's floating rate Credit Facilities[4]
- Approximately 400 basis point effective interest margin vs "matched" floating rate on MAIN's Credit Facilities[4]

(1) As of December 31, 2023; based on cost

(2) Weighted-average effective yield is calculated using the applicable interest rate as of December 31, 2023 and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

(3) 87% of floating interest rates on Middle Market debt investments are subject to contractual minimum "floor" rates

(4) The defined term and additional details for the Credit Facilities is included on page 18

Non-GAAP Information

Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impacts of non-cash compensation expenses (as defined below). MAIN believes presenting distributable net investment income and the related per share amounts is useful and appropriate supplemental disclosure for analyzing our financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN's financial performance.

Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to MAIN upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in MAIN's Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. MAIN believes presenting non-cash compensation expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, non-cash compensation expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN's financial performance.

Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. The **Regulatory Debt to NAV Ratio** is calculated in the same manner as the Debt to NAV Ratio, except that outstanding SBIC debentures are excluded from the debt pursuant to an exemptive order MAIN received from the Securities and Exchange Commission. MAIN believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. MAIN believes presenting the Non-SBIC Debt to NAV Ratio is useful and appropriate supplemental disclosure because MAIN, a business development company, is permitted to exclude such borrowings from its regulatory asset coverage ratio calculation pursuant to an exemptive order received from the Securities and Exchange Commission. However, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio are non-U.S. GAAP measures and should not be considered as replacements for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio and the Non-SBIC Debt to NAV Ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN's financial position.

Appendix

MAIN Income Statement Summary

MAIN ST CAPITAL CORPORATION

($ in 000's), except per share amounts	Q4 22	Q1 23	Q2 23	Q3 23	Q4 23	Q4 23 vs. Q4 22 Change[1]
Total Investment Income	$ 113,876	$ 120,254	$ 127,583	$ 123,237	**$ 129,309**	**14%**
Expenses:						
Interest Expense	(23,060)	(24,997)	(26,754)	(26,414)	**(24,410)**	**(6)%**
G&A Expense[2]	(10,812)	(9,814)	(10,501)	(10,652)	**(10,053)**	**7%**
Distributable Net Investment Income (DNII)[2][3]	80,004	85,443	90,328	86,171	**94,846**	**19%**
DNII Margin %	70.3%	71.1%	70.8%	69.9%	**73.3%**	**309 bps** [4]
Non-Cash Compensation Expenses[3]						
Share-based Compensation Expense	(3,598)	(4,100)	(4,087)	(4,164)	**(4,169)**	**(16)%**
Deferred Compensation (Expense) Benefit	(466)	(376)	(513)	172	**(533)**	**NM**
Total Non-Cash Compensation Expenses[3]	(4,064)	(4,476)	(4,600)	(3,992)	**(4,702)**	**(16)%**
Net Investment Income (NII)	75,940	80,967	85,728	82,179	**90,144**	**19%**
Net Realized Gain (Loss)	(8,515)	(28,379)	(75,506)	664	**(17,284)**	**NM**
Net Unrealized Appreciation	44,738	35,118	104,941	27,011	**65,507**	**NM**
Income Tax (Provision) Benefit	(5,848)	(8,114)	(8,647)	(6,593)	**711**	**NM**
Net Increase in Net Assets	$ 106,315	$ 79,592	$ 106,516	$ 103,261	**$ 139,078**	**31%**
NII Per Share	$ 0.98	$ 1.02	$ 1.06	$ 0.99	**$ 1.07**	**9%**
DNII Per Share[3]	$ 1.03	$ 1.07	$ 1.12	$ 1.04	**$ 1.12**	**9%**

(1) Positive percentage represents an increase and negative percentage represents a decrease to the Net Increase (Decrease) in Net Assets
(2) Excludes non-cash compensation expenses
(3) See Non-GAAP Information disclosures on page 37 of this presentation
(4) Change in DNII Margin is based upon the basis point difference (increase/(decrease))
NM – Not Measurable / Not Meaningful

MAIN ST CAPITAL CORPORATION

MAIN Per Share Change in Net Asset Value (NAV)

($ per share)		Q4 22		Q1 23		Q2 23		Q3 23		Q4 23
Beginning NAV	$	25.94	$	26.86	$	27.23	$	27.69	$	**28.33**
Distributable Net Investment Income[1]		1.03		1.07		1.12		1.04		**1.12**
Non-Cash Compensation Expenses[1]		(0.05)		(0.05)		(0.06)		(0.05)		**(0.06)**
Net Realized Gain (Loss)		(0.12)		(0.36)		(0.94)		0.01		**(0.20)**
Net Unrealized Appreciation		0.60		0.44		1.31		0.33		**0.78**
Income Tax (Provision) Benefit		(0.07)		(0.10)		(0.11)		(0.08)		**0.02**
Net Increase in Net Assets		1.39		1.00		1.32		1.25		**1.66**
Regular Monthly Dividends to Shareholders		(0.66)		(0.675)		(0.675)		(0.69)		**(0.71)**
Supplemental Dividends to Shareholders		(0.10)		(0.18)		(0.23)		(0.275)		**(0.275)**
Accretive Impact of Stock Offerings[2]		0.20		0.18		0.18		0.32		**0.11**
Other[3]		0.09		0.04		(0.14)		0.03		**0.08**
Ending NAV	$	26.86	$	27.23	$	27.69	$	28.33	$	**29.20**
Weighted Average Shares		77,802,377		79,552,200		80,807,861		82,921,764		**84,443,301**

Certain fluctuations in per share amounts are due to rounding differences between quarters.

(1) See Non-GAAP Information disclosures on page 37 and reconciliation of non-cash compensation expenses and DNII per share to Net Investment Income per share on page 39 of this presentation

(2) Includes accretive impact of shares issued through the Dividend Reinvestment Plan (DRIP) and the At-the-Market (ATM) equity issuance program

(3) Includes differences in weighted-average shares utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes

MAIN Balance Sheet Summary

($ in 000's, except per share amounts)	Q4 22	Q1 23	Q2 23	Q3 23	Q4 23
LMM Portfolio Investments	$ 2,060,459	$ 2,112,619	$ 2,170,226	$ 2,190,371	$ 2,273,000
Private Loan Investments	1,471,466	1,491,395	1,499,310	1,543,958	1,453,549
Middle Market Portfolio Investments	329,119	306,243	295,853	290,613	243,695
Other Portfolio Investments	116,299	116,067	111,184	123,649	141,964
External Investment Manager	122,930	132,650	133,970	146,131	174,063
Short-term Investments	1,904	1,943	—	—	—
Cash and Cash Equivalents	49,121	39,752	70,886	77,047	60,083
Other Assets	90,587	92,586	138,809	95,991	97,216
Total Assets	$ 4,241,885	$ 4,293,255	$ 4,420,238	$ 4,467,760	$ 4,443,570
Credit Facilities[1]	$ 607,000	$ 564,000	$ 580,000	$ 493,000	$ 360,000
SBIC Debentures	343,914	328,206	343,943	344,239	344,535
Notes Payable[2]	1,048,188	1,097,435	1,097,559	1,097,683	1,097,809
Other Liabilities	134,197	130,692	143,788	162,031	163,827
Net Asset Value (NAV)	2,108,586	2,172,922	2,254,948	2,370,807	2,477,399
Total Liabilities and Net Assets	$ 4,241,885	$ 4,293,255	$ 4,420,238	$ 4,467,760	$ 4,443,570
Total Portfolio Fair Value as % of Cost	109 %	110 %	113 %	113 %	115 %
Common Stock Price Data:					
High Close	$ 39.50	$ 42.49	$ 41.17	$ 42.73	$ 43.80
Low Close	32.57	36.87	38.10	39.61	37.87
Quarter End Close	36.95	39.46	40.03	40.63	43.23

(1) The defined term and additional details for the Credit Facilities are included on page 18

(2) Includes $500.0 million of July 2026 Notes, $450.0 million of May 2024 Notes and $150.0 million of December 2025 Notes ($100.0 million issued in Q4 2022 and $50.0 million issued in Q1 2023); ; In January 2024, MAIN issued $350.0 million of 6.95% unsecured notes maturing in March 2029 and utilized the proceeds to repay outstanding borrowings under its Credit Facilities

MAIN ST CAPITAL CORPORATION

MAIN Corporate Data

Please visit our website at www.mainstcapital.com for additional information

Board of Directors

Vincent D. Foster
Chairman of the Board
Main Street Capital Corporation
Board of Directors
Quanta Services, Inc.

J. Kevin Griffin
SVP of Finance
UPMC

Dwayne L. Hyzak
CEO
Main Street Capital Corporation

John E. Jackson
President & CEO
CSI Compressco LP

Brian E. Lane
CEO & President
Comfort Systems USA

Dunia A. Shive
Board of Directors
DallasNews Corporation,
Kimberly-Clark Corporation and
Trinity Industries, Inc.

Stephen B. Solcher
Retired CFO
BMC Software

Executive Officers

Dwayne L. Hyzak
Chief Executive Officer

David L. Magdol
President & Chief Investment Officer

Jesse E. Morris
EVP, Chief Financial Officer &
Chief Operating Officer

Jason B. Beauvais
EVP, General Counsel,
Secretary & Chief
Compliance Officer

Nicholas T. Meserve
Managing Director

Ryan R. Nelson
Vice President & Chief
Accounting Officer

Research Coverage

Vilas Abraham &
Marissa Lobo
UBS
(212) 713-3241
(212) 713-3922

Robert J. Dodd
Raymond James
(901) 579-4560

Mark Hughes
Truist Securities
(404) 926-5607

Kenneth S. Lee
RBC Capital Markets
(212) 905-5995

Mitchel Penn
Oppenheimer & Co
(212) 667-7136

Bryce Rowe
B. Riley Financial
(703) 312-1820

Erik Zwick
Hovde Group
(617) 510-1239

Corporate Headquarters

1300 Post Oak Blvd, 8th Floor
Houston, TX 77056
Tel: (713) 350-6000
Fax: (713) 350-6042

Independent Registered Public Accounting Firm

Grant Thornton, LLP
Houston, TX

Corporate Counsel

Dechert LLP
Washington, D.C.

Securities Listing

Common Stock – NYSE: MAIN

Transfer Agent

American Stock Transfer & Trust Co.
Tel: (800) 937-5449
www.astfinancial.com

Investor Relation Contacts

Dwayne L. Hyzak
Chief Executive Officer

Jesse E. Morris
EVP, Chief Financial Officer &
Chief Operating Officer

Tel: (713) 350-6000

Ken Dennard
Zach Vaughan
Dennard Lascar Investor Relations
Tel: (713) 529-6600

Management Executive Committee

Dwayne L. Hyzak, Chief Executive Officer

David L. Magdol, President & Chief Investment Officer

Jesse E. Morris, EVP, Chief Financial Officer & Chief Operating Officer

Jason B. Beauvais, EVP, General Counsel, Secretary & Chief Compliance Officer

Investment Committee

Dwayne L. Hyzak, Chief Executive Officer

David L. Magdol, President & Chief Investment Officer

Vincent D. Foster, Chairman of the Board